UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Charles & Colvard, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Charles & Colvard, Ltd.

300 Perimeter Park Drive

Suite A

Morrisville, North Carolina 27560

(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2007

To The Shareholders Of Charles & Colvard, Ltd.:

Notice is Hereby Given that the Annual Meeting of the Shareholders of Charles & Colvard, Ltd. (the “Company”) will be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Monday, May 21, 2007 at 10:00 A.M., Eastern Daylight Savings Time, for the following purposes:

1.	To elect seven members to the Board of Directors to serve until the 2008 annual meeting of shareholders or until a successor is elected and qualifies, or until his or her death, resignation, removal or disqualification or until there is a decrease in the number of directors;

2.	To adopt the Charles & Colvard, Ltd. 2007 Stock Incentive Plan;

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2007 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Robert S. Thomas
President & Chief Executive Officer

April 17, 2007

A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

300 Perimeter Park Drive

Suite A

Morrisville, North Carolina 27560

(919) 468-0399

PROXY STATEMENT

This proxy statement is furnished to the shareholders of Charles & Colvard, Ltd. (the “Company”) in connection with the solicitation of proxies, by the Board of Directors of the Company, for use at the 2007 Annual Meeting of the Shareholders of the Company to be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, on Monday, May 21, 2007 at 10:00 A.M., Eastern Daylight Savings Time, and all adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about April 17, 2007.

Voting Securities

Our common stock, no par value per share, is the only outstanding voting security of the Company. The Board of Directors has fixed the close of business on March 31, 2007 as the record date for the determination of shareholders entitled to vote at the annual meeting. Accordingly, each holder of record of common stock as of the record date is entitled to one vote for each share of common stock held. As of March 31, 2007, there were 18,013,539 shares of common stock outstanding.

Voting Procedures

The holders of a majority of the shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the annual meeting. If a quorum is present at the beginning of the annual meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Abstentions, shares that are withheld as to voting with respect to one or more of the director nominees and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists.

Brokers who are members of the New York Stock Exchange, Inc. (the “NYSE”) and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposals to elect directors and ratify the appointment of the independent registered public accounting firm are considered “discretionary” items. This means that brokers may vote in their discretion on these matters on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposal to adopt the 2007 Stock Incentive Plan is a “non-discretionary” item, which means that brokers that have not received voting instructions from beneficial owners with respect to this proposal may not vote on this proposal.

Under North Carolina law and assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors. Under our Bylaws, the proposals to ratify the appointment of the independent registered public accounting firm for the year ending December 31, 2007 and adopt the 2007 Stock Incentive Plan will be approved if the number of shares voted in favor of each respective proposal exceeds the number of shares voted against the proposal. Abstentions and shares held of record by a broker, as nominee, that are not voted on such proposal will not affect the outcome of such proposal.

Voting of Proxies

The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Secretary of the Company prior to the annual meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the annual meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company and named in this proxy statement, for the proposal to adopt the 2007 Stock Incentive Plan, for the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2007 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the annual meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by attending the annual meeting and giving notice of his or her intention to vote in person or by executing and delivering to us a proxy bearing a later date.

Expenses of Solicitation

The Company will bear the entire cost of the solicitation of proxies from its shareholders. Following the mailing of this proxy statement and the accompanying proxy card, our directors, officers and employees may solicit proxies on behalf of the Company in person, by telephone or by other electronic means. We may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors, as provided by North Carolina law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our operations at meetings of the Board, through reports and analyses prepared by our management, and in discussions with our management.

Our Bylaws provide that the Board of Directors shall consist of one or more members and at any time that it consists of nine or more members, the terms shall be staggered. The seven persons named below have been recommended by our Nominating and Governance Committee and approved by the Board to be nominated as candidates to serve on the Board of Directors until the 2008 Annual Meeting of the Shareholders or until their successors are elected and qualified, or until his or her death, resignation, removal or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

George A. Thornton, III, who currently serves as a member of our Compensation and Nominating and Governance Committees, is not standing for re-election to the Board of Directors. Mr. Thornton, a real estate developer, has served as a director since May 2001. The Board would like to thank Mr. Thornton for his years of service to the Company and we are grateful for his insights and guidance during his tenure.

Nominees for Election as Directors

Frederick A. Russ (62) has served as a director of the Company since November 1996 and as Chairman of the Board from May 2000 to May 2001. Since October 2004, Dr. Russ has served as Senior Vice Provost at the University of Cincinnati, where he also served as Dean of the College of Business Administration from September 1994 to October 2004. Dr. Russ has also served as the marketing department head at both the University of Cincinnati and the University of North Carolina, where he was the C. Knox Massey Professor of Business Administration. At the two schools he taught graduate and undergraduate courses ranging from advertising and marketing research to sales management and corporate strategy. Dr. Russ served on the Board of Directors of Cree, Inc. from 1988 to 1992. In Cincinnati, Dr. Russ serves on the Executive Committee of the Economics Center for Education and Research. He is also on the Board of Kendle International, Inc. (KNDL), a global clinical research organization that provides development services to the biopharmaceutical industry, where he chairs the Corporate Governance Committee and serves on the Compensation Committee. Dr. Russ earned his Ph.D. in industrial administration at Carnegie-Mellon University.

Robert S. Thomas (59) has served as the Chief Executive Officer of the Company since July 2000, as Chairman of the Board since May 2001 and as President from July 2000 to March 2007. From June 1998 to July 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998, Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996, Mr. Thomas was employed with Morven Partners, one of the nation’s largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Since November 2000, Mr. Thomas has served as a member of the Board of Directors of The University of North Carolina Health Care System. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

Laura C. Kendall (55) has served as a director of the Company since May 2003. Since April 2003, Ms. Kendall has been the chief financial officer of Tanner Companies LLC, which designs and manufactures women’s high fashion luxury apparel under the brand name Doncaster, for sale through a national network of consultants. From February 2002 to April 2003, she was the Chief Executive Officer of CFOdynamics LLC, which provided financial advisory services to middle market businesses. From January 1997 to January 2002, Ms. Kendall was Executive Vice President and Chief Financial Officer of Delhaize America, Inc., a publicly-held supermarket operator with approximately 1,400 stores in the eastern United States with sales of over $14 billion. Prior to 1997, Ms. Kendall spent 10 years with several publicly-held retail corporations in senior financial positions and eleven years in public accounting. Ms. Kendall is a member of the Board of Directors of Bank of Commerce, a bank organized under the laws of the State of North Carolina. Ms. Kendall earned her Bachelor of Business Administration degree from Western Michigan University and is a CPA licensed in Michigan.

Lisa A. Gavales (43) has served as a director of the Company since May 2004. Since January 2006, she has served as Senior Vice-President, Marketing for Bloomingdale’s. Bloomingdale’s is a 36-store chain with over $2.0 billion in sales. Bloomingdale’s is a leader in department store fashion, focusing on upscale apparel and home related goods with an emphasis on distinctive merchandise offerings. From 1994 to 2006, Ms. Gavales held various other marketing, merchandising, and strategic planning positions at Bloomingdale’s, including the leadership of Bloomingdales.com. Prior to Bloomingdale’s, Ms. Gavales was Director of New Business Development for Zale Corporation, and prior to that was employed by Management Horizons, a division of Price Waterhouse as a consultant to the retail and consumer goods industry. Ms. Gavales earned both her MBA and Bachelor of Science in Marketing from the University of Bridgeport.

Geraldine L. Sedlar (56) has served as a director of the Company since May 2004. Ms. Sedlar, a business owner and author, gained recognition with her first book On Target and again with her second book Don’t Retire, REWIRE. In 1994, she founded her executive search firm, Sedlar & Miners, specializing in the recruitment of senior management for Fortune 500 companies. In 2004, Ms. Sedlar transformed Sedlar & Miners into a consulting firm specializing in retirement solutions. From 1987 to 1994, Ms. Sedlar was Editor-At-Large of Working Woman Magazine. She served on the board of the YWCA of New York City for 10 years and chaired the 2000 member Academy of Women Achievers. She currently sits on the Board of Women’s Forum and was a former member of the Board of Trustees of the USS Intrepid Sea Air and Space Museum. Ms. Sedlar is the Senior Advisor to the Conference Board on the Mature Workforce, an AARP Best Companies for Employees Over 50 judge, and a Delegate to the White House Conference on Aging. Ms. Sedlar is a graduate of Michigan State University, and began her career as an assistant buyer in the Jewelry department of Abraham & Strauss.

Lynn L. Lane (55) has served as a director of the Company since May 2005. Ms. Lane has 31 years of financial business experience, most recently as Senior Vice President and Treasurer of Reynolds American, Inc., formerly R.J. Reynolds Tobacco Holdings, Inc., from which she retired in August 2004. Twenty-eight years of Ms. Lane’s business career were at either subsidiaries, affiliates or predecessors of Reynolds American, Inc., formerly R.J. Reynolds Tobacco Holdings, Inc., primarily in positions within the treasury function. Ms. Lane earned her Bachelor of Science in accounting from Guilford College and a Bachelor of Arts in economics and business administration from Greensboro College. Ms. Lane is a member of the Board of Directors of Southern Community Financial Corporation, a bank operating throughout North Carolina, and serves as chairperson of the audit committee. In addition, she serves as a director for the East Carolina University Foundation.

Robert A. Leggett (49) is a nominee to be a director of the Company. Mr. Leggett was recommended to the Nominating and Governance Committee for consideration as a director nominee by Mr. Thomas, our chief executive officer. He currently serves as Vice President – Investment Wealth Management Advisor at UBS Financial Services, Inc., a position he has held since July 2006. From 1999 to July 2006, he was an Assistant Vice President, Wealth Management Advisor at Merrill Lynch. From 1985 to 1996, Mr. Leggett was with Leggett Stores, a $250 million department store chain, last serving as its Chairman, President and Chief Executive Officer. Mr. Leggett earned his bachelors degree in Business Administration from Emory University and his JD from the University of Richmond. Mr. Leggett was awarded the Chartered Financial Analyst Designation in 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of independent directors, as determined in accordance with NASDAQ Rule 4200(a)(15). The Board has determined that Ms. Gavales, Ms. Kendall, Ms. Lane, Dr. Russ, Ms. Sedlar and Mr. Thornton (collectively, the “independent directors”) are independent in accordance with applicable NASDAQ listing standards. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Charles & Colvard, Ltd. In making these determinations, the Board reviewed the information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Meetings of the Board of Directors

Pursuant to our Corporate Governance Guidelines, which are available on the Company’s website at www.moissanite.com, all directors are expected to make every effort to attend meetings of the Board, assigned committees and the annual meeting of shareholders. The Board of Directors meets on a regularly scheduled basis and met eleven times during the year ended December 31, 2006. During 2006, all but three directors attended 100% of the aggregate of all meetings of the Board of Directors and of the committees of the Board of Directors on which that director served. Due to other business obligations, two directors missed one meeting each. One director, Mr. Thornton, missed three of the meetings held during 2006 that he was expected to attend, which amounted to 27% of the meetings held. Six of the seven directors were present at the 2006 annual meeting.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee, established in October 1997, has the authority to, among other things: (i) appoint an independent registered public accounting firm to serve as the Company’s external auditor; (ii) direct, monitor and discuss with such auditor the scope, timing and results of its audit; (iii) review and discuss with Company management and the independent registered public accounting firm the Company’s internal control over financial reporting and related reports with respect thereto; (iv) review and approve all “related person transactions,” as that term is defined by Item 404 of Regulation S-K and the Company’s Related Person Transactions Policy; and (v) review the Company’s annual financial statements and the auditors’ report thereon. The Audit Committee, which had nine meetings in 2006, is composed of Ms. Kendall, (Chairperson), Dr. Russ, Ms. Gavales and Ms. Lane.

The Board of Directors has determined that the members of the Audit Committee are independent, in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards. Each member is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that each of Ms. Kendall and Ms. Lane are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our accounting and financial reporting process, our compliance with legal and regulatory requirements and the quality of our external and internal audit processes. The role and responsibilities of the Audit Committee are set forth in a formal written charter adopted by the Board, as revised on October 17, 2006, a copy of which is available on the Company’s website at www.moissanite.com. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Compensation Committee

The Compensation Committee, established in October 1997, has the authority to, among other things: (i) review and approve the corporate goals and objectives with respect to the compensation of our chief executive officer and recommend to the Board the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation; (ii) review and approve the evaluation process and compensation structure for our executive officers and recommend to the Board their annual compensation, including salary, bonus, incentive and equity compensation; (iii) review and administer the Company’s incentive and equity compensation plans and recommend changes in such plans to the Board as needed; and (iv) recommend to the Board the compensation for non-employee directors, including retainer, attendance fees and equity-based compensation. The Compensation Committee also recommends to the full Board of Directors the cash and non-cash compensation (including stock options and awards) to be paid to each member of the Board of Directors who serves as an officer, employee or consultant of the Company. Each of the members of the Compensation Committee is an “independent director” in accordance with NASDAQ listing standards. The Compensation Committee is governed by a formal written charter approved by the Board, as revised on October 17, 2006, that addresses its authority and responsibilities, a copy of which is available on the Company’s website at www.moissanite.com. The Compensation Committee, which had five meetings in 2006, is composed of Ms. Gavales, (Chairperson), Mr. Thornton, Ms. Sedlar and Ms. Lane. Although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during 2006.

The Compensation Committee regularly consults with management, including our chief executive officer and chief financial officer, as well as our professional advisors and, when deemed appropriate, outside compensation consultants. In the fourth quarter of 2005, the Compensation Committee, under the direction of the Board of Directors, conducted a formal request for proposal process and retained Findley Davies, Inc. to provide a report containing recommendations for 2006 executive officer and director compensation. The report provided the Compensation Committee with relevant market data and alternatives to consider when making its compensation decisions for 2006. Our 2006 compensation program, including the role executive officers play in assisting with establishing compensation, is discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee, established in December 2003, is responsible for, among other things: (i) screening and recommending candidates for election and appointment to the Board of the Company; (ii) reviewing from time to time the appropriate qualifications, skills and characteristics required of directors, including but not limited to business experience, diversity, and personal skills in technology, finance, marketing, international business and financial reporting; (iii) developing procedures to receive and evaluate Board nominations received from shareholders and third parties; (iv) periodically reviewing and reassessing the adequacy of the Company’s corporate governance principles and business ethics policies and recommending any proposed changes to the Board; and (v) conducting an annual review of the effectiveness of the Board and its committees and presenting its assessment to the full Board. Each of the members of the Nominating and Governance Committee is an “independent director” in accordance with NASDAQ listing standards. The Nominating and Governance Committee is governed by a formal written charter approved by the Board, as revised on October 17, 2006, that addresses the director nomination process and other responsibilities of the Nominating and Governance Committee, a copy of which is available on the Company’s website at www.moissanite.com. The Nominating and Governance Committee, which held one meeting in 2006, is composed of Dr. Russ (Chairperson), Ms. Kendall, Ms. Sedlar and Mr. Thornton.

Director Nominations

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered or mailed to the CEO of the Company (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our CEO will provide the Nominating and Governance Committee with a copy of any such notification received by the Company from a shareholder purporting to nominate a candidate for election as a director.

When submitting a nomination to the CEO (300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560) for consideration by the Nominating and Governance Committee, a shareholder must provide the following minimum information for each director nominee: full name, address, age, principal occupation during the past five years, current directorships on publicly held companies and investment companies, number of Company shares owned, if any, and a signed statement by the nominee consenting to serve as a director if elected. The name and residence of the notifying shareholder and the number of shares owned by the notifying shareholder also must be provided. Shareholder nominations for director must be made in a timely manner and otherwise in accordance with the Company’s Bylaws and applicable law. If the Nominating and Governance Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) have beneficially owned greater than 5% of the Company’s outstanding stock for at least one year as of the date of such recommendation, the Company, to the extent required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Nominating and Governance Committee chose to nominate the candidate, as well as certain other information required by SEC rules and regulations.

It is the policy of the Company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board submitted to the Company, including those submitted by Board members, shareholders and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination are set forth in our Corporate Governance Guidelines and include, but are not limited to: (1) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (2) diversity of viewpoints, backgrounds, experiences and other demographics; (3) business or other relevant experience; and (4) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of the other Board members will build a Board that is effective, collegial and responsive to the needs of the Company. After this evaluation process is concluded, the Nominating and Governance Committee selects and submits nominees to the Board for further consideration and approval.

No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board

As set forth in the Company’s Corporate Governance Guidelines, it is the policy of the Company and its Board to encourage free and open communication between shareholders and the Board. Any shareholder wishing to communicate with the Board should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560. Any such communication must be in writing, and must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and shareholders on an informal basis.

Codes of Conduct

The Board of Directors has adopted two separate codes of conduct: a Code of Ethics for Senior Financial Officers that applies to the Company’s chief executive officer, chief financial officer, treasurer and principal accounting officer, and a Code of Business Conduct and Ethics that applies to all Company employees, officers, directors, agents and representatives (including consultants, advisors and independent contractors) of the Company. Each code is available on the Company’s website at www.moissanite.com. The Company intends to satisfy the disclosure requirement regarding any material amendment to a provision of either code that applies to the chief executive officer, chief financial officer, treasurer and principal accounting officer by posting such information on its website. Any waivers of the Code of Ethics for any executive officer or director, including but not limited to the chief executive officer and chief financial officer, must be approved by the Board and will be disclosed on a Form 8-K filed with the SEC, along with the reasons for the waiver.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2006, the Audit Committee:

-	Reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm;

-

Discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

-

Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with Deloitte & Touche LLP its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

This Report is submitted by the Audit Committee.

Ms. Laura C. Kendall, Chairperson

Dr. Frederick A. Russ

Ms. Lisa A. Gavales

Ms. Lynn L. Lane

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by and serve at the pleasure of the Board. The information appearing below and certain information regarding beneficial ownership of securities by such executive officers contained in this proxy statement has been furnished to the Company by the executive officers.

Robert S. Thomas (59) has served as the Chief Executive Officer of the Company since July 2000, as Chairman of the Board of Directors since May 2001 and as President from July 2000 to March 2007. From June 1998 to June 2000, Mr. Thomas served as the President and Chief Operating Officer of the Company. From November 1996 to June 1998, Mr. Thomas served as a consultant to the Company on various financing and sales related matters. From October 1977 to November 1996, Mr. Thomas was employed with Morven Partners, one of the nation’s largest processors and distributors of both raw and processed edible nuts, and its predecessor companies in various capacities including President and Chief Executive Officer. Since November 2000, Mr. Thomas has served as a member of the Board of Directors of The University of North Carolina Health Care System. Mr. Thomas earned his Bachelor of Science degree in Business Administration from West Virginia University.

Dennis M. Reed (39) has served as President and Chief Marketing Officer of the Company since March 2007. From May 2005 to March 2007, Mr. Reed served as Executive Vice President of Sales and Chief Marketing Officer of the Company. From October 2002 to May 2005, Mr. Reed served as the Vice President of Sales of the Company. From September 1997 to October 2002, he was Vice President, Sales and Marketing of the Retail Division of Commemorative Brands, Inc., a scholastic products and jewelry manufacturer. Mr. Reed earned his Bachelor of Science degree in Finance from Virginia Polytechnic Institute and State University.

James R. Braun (52) has served as the Chief Financial Officer of the Company since June 2001 and as Treasurer and Secretary since September 2001. From November 1997 to August 2000 he served as Executive Vice President and Chief Financial Officer of Webcraft Inc., a $500 million manufacturing company specializing in the printing of direct marketing materials. From June 1997 to November 1997, he was Vice President of Smith Technology, an environmental engineering company. From February 1988 to June 1997, he was Executive Vice President and Chief Financial Officer of Safeguard Business Systems, Inc., a business forms manufacturer. Mr. Braun earned his Bachelor of Science degree in Accounting from Villanova University.

Earl R. Hines (70) served as Senior Vice President of Manufacturing of the Company from February 2004 to May 2006, and as Vice President of Manufacturing from February 2001 to February 2004. Mr. Hines is currently a part-time employee of the Company. Mr. Hines served as Director of Manufacturing for the Company from March 1997 to February 2001. From April 1996 to March 1997, he was a lapidary consultant to the Company. From March 1990 to March 1997, Mr. Hines owned and operated GemCrafters of Raleigh, a business that focused on cutting colored gemstones and repairing and appraising jewelry.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the cash and non-cash compensation paid by the Company to the Company’s Chief Executive Officer, Chief Financial Officer and its executive officers whose total compensation exceeded $100,000 in 2006 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
				(3)	(4)	(5)
Robert S. Thomas (1) Chairman & Chief Executive Officer	2006	289,583	—	49,371	17,143	5,746	361,843

James R. Braun Chief Financial Officer, Secretary & Treasurer	2006	209,792	—	40,437	9,231	5,746	265,206

Dennis M. Reed President & Chief Marketing Officer	2006	219,792	—	48,432	7,913	6,226	282,363

Earl R. Hines(2) Senior Vice President of Manufacturing	2006	132,467	200,000	29,623	7,418	2,323	371,831

(1)	Mr. Thomas does not receive any separate compensation for serving as a director of Charles & Colvard, Ltd.
(2)	Mr. Hines became a part-time employee of the Company in May 2006.
(3)	The amounts shown in the “Option Awards” column equal the amount recognized by Charles & Colvard, Ltd. during 2006 as compensation expense for financial reporting purposes as a result of options granted in 2006. Stock options issued in 2006 were valued at $6.42 per option, using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock ($12.34) on grant date; dividend yield of 0.0%; expected volatility rate of 63.23%; risk-free interest rate of 4.58%; and expected term of 4.0 years. The compensation associated with the options is being recorded as expense over the option vesting periods. For more information on option grants made to the named executive officers during 2006, see the table entitled “Grants of Plan-Based Awards.”
(4)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect short-term incentive bonus payments made to the named executive officers for attainment of a portion of the “Key Objective” component with respect to performance in 2006, in accordance with the terms of our 2006 Management Incentive Plan.
(5)	Amounts shown as “All Other Compensation” are attributable to perquisites and other personal benefits, and to other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits consist of Company-paid disability insurance at an annual cost of $780 per executive, for which the definition of disability is different for Named Executive Officers as opposed to all other employees. Additional items shown as “All Other Compensation” comprises certain items available to all Company employees which include Company-paid medical and dental for the individual and partially for their dependents, and premiums for $25,000 of life insurance.

Grants of Plan-Based Awards. The following table sets forth information concerning the amount of payments of cash and restricted stock awards under different scenarios as described in the 2006 Management Incentive Plan, as well as the plan-based stock option awards granted in 2006 to the Named Executive Officers under the 2001 Executive Compensation Plan, as amended for 2005. The actual cash awards earned by each Named Executive Officer under the 2006 Management Incentive Plan were paid out in February 2007 and are detailed in the Summary Compensation Table under “Non-Equity Plan Incentive Compensation”. No grants of restricted stock or options were made to any Named Executive Officer under the 2006 Management Incentive Plan. See “Compensation Discussion and Analysis,” below, for a more detailed description of each of the 2006 Management Incentive Plan and the 2001 Executive Compensation Plan, as amended for 2005.

GRANTS OF PLAN-BASED AWARDS

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			Grant Date	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Options Awards ($/Sh)	Closing Stock Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(2)	(3)	(4)	(4)	(5)
Robert S. Thomas	46,333	115,833	231,666	6,719	13,439	26,878	2/14/06	26,250	$12.34	$12.81	$6.42
James R. Braun	33,567	83,917	167,833	4,868	9,736	19,412	2/14/06	21,500	12.34	12.81	6.42
Dennis M. Reed	35,167	87,917	175,834	5,100	10,200	20,400	2/14/06	25,750	12.34	12.81	6.42
Earl R. Hines	21,195	52,987	105,973	3,073	6,147	12,294	2/14/06	15,750	12.34	12.81	6.42

(1)	Pursuant to the 2006 Management Incentive Plan, each Named Executive Officer was eligible to earn a short-term cash incentive if specific net sales, net income and key objectives were met for fiscal 2006. The aggregate threshold, target and maximum amounts set forth above indicate the amounts that could have been received upon satisfaction of all three components of the short-term incentive. As set forth in the Summary Compensation Table and as described in the “Compensation Discussion and Analysis”, below, our Named Executive Officers earned a short-term cash incentive with respect to only a portion of the key objectives component.
(2)	All option awards shown in this table were made pursuant to the Charles & Colvard 2001 Management Incentive Plan, as amended for 2005.
(3)	Option awards made in February 2006 will vest 100% on February 14, 2009.
(4)	The 1997 Omnibus Stock Plan provides that the option price is the closing stock price on the trading date immediately preceding the date the option is granted.
(5)	For purposes of FAS 123R and this table, the grant date fair value of options is determined using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock ($12.34) on grant date; dividend yield of 0.0%; expected volatility rate of 63.23%; risk-free interest rate of 4.58%; and expected option term of 4.0 years.

Employment Agreements

On March 1, 1999, the Company entered into an employment agreement with Robert S. Thomas, the Company’s Chairman of the Board of Directors and Chief Executive Officer. Mr. Thomas’ employment agreement expires annually on February 28 and automatically renews on an annual basis. Mr. Thomas is entitled to participate in the Company’s incentive compensation plans and currently receives a salary of $300,000. If the Company terminates Mr. Thomas’s employment without cause (as defined in the employment agreement), Mr. Thomas is entitled to receive his annual base salary for the remaining term of his employment agreement, and the Company will take such action as may be required to vest any unvested benefits under any employee stock-based or other benefit plan. If the Company experiences a change of control and Mr. Thomas voluntarily terminates his employment for good reason (as defined in the employment agreement), within 12 months after such change of control, following a reduction in his responsibilities, pay or position, or if he is forced to relocate over 50 miles, or if his employment is terminated following such change of control, the Company is obligated to pay Mr. Thomas a lump sum equal to approximately three times his base salary until the end of the applicable employment agreement term and to continue his benefits for a period of two years, and any unvested benefits under any employee benefit plan will immediately vest and become exercisable. Upon the termination of his employment with the Company, Mr. Thomas is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year.

The Company entered into an employment agreement with Dennis M. Reed, the Company’s President and Chief Marketing Officer, on August 1, 2004. Mr. Reed’s employment agreement expires annually on July 31 and automatically renews on an annual basis. Mr. Reed is entitled to participate in the Company’s incentive compensation plans and currently receives an annual base salary of $260,000. Mr. Reed has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change of control, except that with respect to a change of control, such benefits are payable only if Mr. Reed voluntarily terminates his employment within six weeks of the change of control. Upon the termination of his employment with the Company, Mr. Reed is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year.

The Company entered into an employment agreement with James R. Braun, the Company’s Vice President-Finance, Chief Financial Officer, Secretary and Treasurer, on June 4, 2001. Mr. Braun’s employment agreement expires annually on June 3 and automatically renews on an annual basis. Mr. Braun is entitled to participate in the Company’s incentive compensation plans and currently receives an annual base salary of $235,000. Mr. Braun has rights substantially the same as those granted to Mr. Thomas in the event his employment is terminated without cause or in the event of a change of control, except that with respect to a change of control, such benefits are payable only if Mr. Braun voluntarily terminates his employment within six weeks of the change of control. Upon the termination of his employment with the Company, Mr. Braun is prohibited from competing with the Company or attempting to solicit the Company’s customers or employees for a period of one year.

The Company entered into a part-time employment agreement with Earl Hines on May 22, 2006 for Mr. Hines’ service as a Senior Advisor to the Company. The term of the agreement is from May 31, 2006 to May 31, 2009. The agreement provides, among other things, that Mr. Hines will perform various services related to all aspects of the development of manufacturing processes related to moissanite jewels and to the business generally, and provides that Mr. Hines will perform such services with decreasing frequency over the term of the agreement. Under the agreement, Mr. Hines is entitled to (i) a bonus of $200,000 payable to Mr. Hines upon execution of the agreement, (ii) a monthly salary of $6,667 for the first year of the agreement, $5,000 for the second year of the agreement, and $2,500 for the third year of the agreement, (iii) reimbursement for all expenses incurred on behalf (and with the prior written authorization) of the Company, and (iv) participation in the Company’s executive bonus plan for 2006. The monthly salary for the first year of the agreement is payable even in the case of the death or disability of Mr. Hines. As a part-time employee Mr. Hines will not be eligible for the Company’s individual or group insurance policy.

1996 Stock Option Plan

On June 1, 1996, we adopted the 1996 Stock Option Plan (as amended on October 27, 1997 and October 15, 2000, the “1996 Plan”). The 1996 Plan originally authorized the issuance of up to 85,000 shares in the form of either incentive or non-qualified stock options. The 1996 Plan allowed the Board to make awards until May 31, 2006.

The 1996 Plan is administered by the Board of Directors. The Board of Directors has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 1996 Plan. Awards may be made under the 1996 Plan to our key employees, directors and independent contractors. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Board of Directors.

Upon a change of control, as defined in the 1996 Plan, all options outstanding at the date of change of control shall become fully exercisable. However, in the event of a merger, share exchange, reorganization, sale of all or substantially all of our assets or other similar transaction or event affecting us or one of our affiliates or shareholders, the Board has the discretion to determine that the surviving or acquiring corporation takes action, including but not limited to the assumption of awards or the grant of substitute awards, that, in the opinion of the Board, is equitable or appropriate to protect the rights and interests of participants under the 1996 Plan.

Generally, the Board of Directors may amend, alter or terminate the 1996 Plan at any time, provided that without shareholder approval, the 1996 Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or rule. Generally, the Board may amend, alter, or terminate an award, except that a recipient must consent to any change or termination that would adversely affect the rights of the recipient with respect to the award.

1997 Omnibus Stock Plan of Charles & Colvard, Ltd.

On October 1, 1997, we adopted the 1997 Omnibus Stock Plan (as amended and restated through March 9, 2005, the “1997 Plan”). The 1997 Plan authorizes the issuance of 20% of the authorized and issued shares of common stock of the Company on any date, less the number of shares of common stock subject to outstanding options granted under the 1996 Plan or any other prior stock option plan. Notwithstanding the maximum number of shares authorized for issuance under the 1997 Plan, the initial maximum number of shares of common stock that we could have issued as incentive stock options was 1,187,695.

The 1997 Plan is administered by the Board of Directors or, upon delegation of all or part of its authority, to the Compensation Committee (the “Administrator”). The Administrator has the power to make awards, to determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the terms of the 1997 Plan. Awards may be made to our employees, directors and independent contractors or consultants or advisors.

The types of awards that may be granted under the 1997 Plan include incentive and non-qualified stock options, restricted awards, and stock appreciation rights. Each award agreement will specify the number and type of award, together with any other terms and conditions as determined by the Administrator.

Upon a change in control, as defined in the 1997 Plan, and unless an award agreement, employment agreement or other agreement between a participant and us provides otherwise or Internal Revenue Code Section 409A or related regulations or guidance requires otherwise, the 1997 Plan provides that:

•	all options and stock appreciation rights outstanding as of the date of the change in control will become fully exercisable, whether or not then otherwise exercisable; and

•

any restrictions applicable to any restricted award will be deemed to have been met, and such awards will become fully vested and payable to the fullest extent of the original grant of the applicable award.

However, under certain conditions, the 1997 Plan authorizes the Administrator, in the event of a merger, share exchange, reorganization, sale of all or substantially all of our assets or other similar transaction or event affecting us or one of our affiliates or shareholders, to determine that any or all awards will not vest or become exercisable on an accelerated basis, if we or the surviving or acquiring corporation takes action, including but not limited to the assumption of awards or the grant of substitute awards, that, in the opinion of the Administrator, is equitable or appropriate to protect the rights and interest of participants under the 1997 Plan.

The 1997 Plan will continue in effect until September 30, 2007, unless earlier terminated. Generally, the Board of Directors may amend, alter or terminate the 1997 Plan at any time, provided that without shareholder approval, the 1997 Plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options or effect any other change that would require shareholder approval under any applicable law or NASDAQ rule. Generally, the Administrator may amend, alter, or terminate an award, except that a recipient must consent to any change that would materially adversely affect the rights of the recipient with respect to the award. However, the Administrator has unilateral authority to amend the 1997 or any award as necessary to comply with applicable law.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert S. Thomas	27,956			3.665	06-25-2007
	19,687			11.429	11-18-2007
	52,500			10.568	12-10-2007
	22,715			6.190	11-21-2008
	65,625			0.884	05-13-2011
	50,675			1.974	02-26-2012
	52,498			3.398	02-12-2013
	65,623			7.238	02-16-2015
		26,250	(1)	12.340	02-13-2011

Total	357,279	26,250

James R. Braun	39,375			1.135	06-03-2011
	15,311			1.974	02-26-2012
	26,249			3.398	02-12-2013
	26,248			7.238	02-16-2015
		21,500	(1)	12.340	02-13-2011

Total	107,183	21,500

Dennis M. Reed	32,812			3.040	10-17-2012
	6,562			3.398	02-12-2013
	26,248			7.238	02-16-2015
		25,750	(1)	12.340	02-13-2011

Total	65,622	25,750

Earl R. Hines	13,125			11.429	11-18-2007
	6,562			7.238	02-16-2015
		15,750	(1)	12.340	02-13-2011

Total	19,687	15,750

(1)	Shares underlying this option grant will vest and become exercisable on February 14, 2009.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Robert S. Thomas	511	$5,736
	3,533	24,766
	13,977	155,844

Total	18,021	$186,346
James R. Braun	—	—
Dennis M. Reed	—	—
Earl R. Hines	—	—

Compensation of Directors

At the February 14, 2006 meeting, the Board of Directors approved a proposal, effective May 22, 2006, whereby each non-employee director of the Company will receive (i) an annual retainer of $18,000, except for the lead director, who will receive an annual retainer of $25,000, and (ii) a per meeting fee ranging from $750 to $2,000. In addition, each non-employee director will be granted annual restricted stock awards with a grant date value of $50,000, except for the lead director, who will be granted restricted stock awards with a grant date value of $55,000. The restricted stock awards will vest upon completion of service on the Board from the date of the Annual Shareholder Meeting until the Annual Shareholders Meeting one year later. Directors who are employees of the Company are not separately compensated for their service on the Board of Directors. The lead director during 2006, Dr. Russ, was responsible for presiding at all executive sessions of the Board and acting as the liaison between the non-management directors and the Chairman of the Board. Beginning in May 2006, the Nominating and Governance Committee recommends a lead director to the full Board for approval on an annual basis.

DIRECTORS COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Robert S. Thomas(1)	$0	$0	$0
Frederick A. Russ	39,500	32,082	71,582
George A. Thornton	27,000	29,165	56,165
Laura C. Kendall	36,750	29,165	65,915
Lisa A. Gavales	34,000	29,165	63,165
Geraldine L. Sedlar	29,250	29,165	58,415
Lynn L. Lane	32,750	29,165	61,915
Walter J. O’Brien(2)	2,625	0	2,625

(1)	Mr. Thomas, as an employee of the Company, does not receive any compensation for serving as a director of Charles & Colvard, Ltd.
(2)	Mr. O’Brien retired from the Board on May 21, 2006. During 2006, Mr. O’Brien was also paid a $10,000 consulting fee for certain marketing services that he performed subsequent to his retirement from the Board.

Potential Payments upon Termination, Retirement or Change in Control

The following summaries set forth potential payments payable to the Named Executive Officers upon termination of employment, retirement, or in the event of a change in control of Charles & Colvard, Ltd.

	Termination Without Cause			Change in Control
	Base Salary(1)	Benefits(1)	Stock Option Vesting (3)	Base Salary(2)	Benefits (2)	Stock Option Vesting (3)
Robert S. Thomas	$50,000	$1,436	$119,351	$150,000	$11,492	$119,351

James R. Braun	89,000	2,394	97,757	267,000	11,492	97,757

Dennis M. Reed	131,000	3,362	117,079	393,000	12,452	117,079

Earl R. Hines	136,667	0	0	0	0	0

The amounts set forth in the table above are based on an assumed “triggering event” date of December 29, 2006, the last business day of fiscal year 2006. There would be no payment to any of the Named Executive Officers if termination of service was due to the Named Executive Officer’s retirement or if such termination was for “just cause,” other than the receipt of a lump sum payment for unused vacation time.

(1)	Upon termination without cause, the base salary and benefits would continue until the end of the applicable employment agreement term, as described in more detail below. The value of the benefits was calculated based on the monthly premiums that we pay for the medical, dental and life insurance coverage received by the Named Executive Officer as of December 29, 2006.

(2)	Upon a change in control, the base salary would be paid in a lump sum and the benefits would continue for a two-year period. The value of the benefits was calculated based on the monthly premiums that we pay for the medical, dental and life insurance coverage received by the Named Executive Officer as of December 29, 2006.

(3)	This amount represents the expense that would be recorded by the Company for accelerating the unvested options for each Named Executive Officer. However, due to the fact that the exercise price of the unvested options for each Named Executive Officer is $12.34, and the closing price of our common stock on the NASDAQ Global Select Market on December 29, 2006 was $8.00, the Named Executive Officers would not receive any immediate benefit from the acceleration because the options would be out-of-the-money.

Employment Agreements.

Under the terms of the employment agreements between the Company and Messrs. Thomas, Reed, and Braun, our Named Executive Officers, the Company has the right to remove or replace the Named Executive Officer at any time, with or without just cause. As used in each Named Executive Officer’s employment agreement, “just cause” termination shall include termination for the his personal dishonesty, gross incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), written Company policy or final cease and desist order, conviction of a felony or of a misdemeanor involving moral misappropriation of the Company’s assets (determined on a reasonable basis), disability or material breach of any other provision of employment, provided that the Named Executive Officer has received written notice from the Company of such material breach and such breach remains uncured thirty days after the delivery of such notice.

Likewise, the named executive may resign at any time, with or without good reason, but only after providing advance written notice to the Company. “Good Reason” means a material breach of the employment agreement by the Company.

If the named executive’s employment is terminated by the Company for just cause or by the Named Executive Officer without good reason, he will be entitled to receive payment of the following amounts, to the extent accrued and unpaid (or, in the case of expenses, incurred and un-reimbursed) as of the date of his termination: his base compensation; reimbursement of all reasonable expenses, and payment for unused vacation time.

In the event the Company terminates a Named Executive Officer without cause: (i) the Named Executive Officer will receive his base salary for the remainder of the then existing term, so long as he complies with the provisions of the employment agreement and (ii) the Company shall take such action as may be required to vest any unvested benefits of the named executive under any employee stock-based or other benefit plan or arrangement. In addition, the Named Executive Officer shall continue to participate until the end of the applicable employment agreement term in the same group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, and any other present or future similar group employee benefit plan or program for which officers of the Company generally are eligible, on the same terms as were in effect prior to the Named Executive Officer’s termination.

In the event of a change of control of the Company, pursuant to his respective employment agreement the Named Executive Officer may voluntarily terminate employment with the Company up until twelve months (six weeks for Messrs. Reed and Braun) after the change of control for “good reason” and be entitled to receive in a lump sum (i) any compensation due but not yet paid through the date of termination and (ii) in lieu of any further salary payments an amount equal to his base salary from the date of termination to the end of the then-existing term, times 2.99, and shall continue to participate in the same group employee benefit plans or programs for which officers of the Company generally are eligible, or comparable plans or coverage, for a period of two years following termination of employment by the named executive on the same terms as were in effect either (A) at the date of such termination, or (B) if such plans and programs in effect prior to the change of control of the Company are, considered together as a whole, materially more generous to the officers of the Company, then at the date of the change of control. Any equity- based incentive compensation (including but not limited to stock options and SARs) shall fully vest and be immediately exercisable in full upon a change in control, notwithstanding any provision in any applicable plan. Any such benefits shall be paid the Company to the same extent as they were so paid prior to the termination of the change of control of the Company.

“Good Reason” shall mean the occurrence of any of the following events without the Named Executive Officer’s express written consent: (i) the assignment to the Named Executive Officer’s of duties inconsistent with the position and status of the Named Executive Officer with the Company immediately prior to the Change of Control; (ii) a reduction by the Company in the Named Executive Officer’s pay grade or base salary as then in effect, or the exclusion of the Named Executive Officer from participation in the Company’s benefit plans in which he previously participated as in effect at the date thereof or as the same may be increased from time-to-time, or the Company’s failure to increase (within 12 months of the Named Executive Officer’s last increase in base salary) the Named Executive Officer’s base salary in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executives entitled to participate in the Company’s executive incentive plans for which the Named Executive Officer was eligible in the preceding 12 months; or (iii) an involuntary relocation of the Named Executive Officer of more than 50 miles from the location where the Named Executive Officer worked immediately prior to the change in control or the breach by the Company of any material provision of the employment agreement; or (iv) any purported termination of the employment of the Named Executive Officer by the Company that is not effected in accordance with the employment agreement.

A “change of control” shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) or securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during the then existing term of the employment agreement, as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination for the foregoing individuals who at the beginning of any year period during such term constitute the Company’s Board of Directors, plus new directors whose election by the Company’s shareholders is approved by a vote of at least two-thirds of the outstanding voting shares of the Company, cease for any reason during such year period to constitute at least two-thirds of the members of such Board of Directors; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or entity which regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation or winding–up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (v) any event which the Company’s Board of Directors determines should constitute a change of control.

Equity Plans

In addition to the change in control provisions contained in our three executive employment agreements discussed above, the 1996 Stock Option Plan provides that, in the event of a change in control of the Company, all stock options granted pursuant to the 1996 Option Plan will immediately vest and become exercisable. The 1997 Omnibus Stock Plan provides that, upon a change of control of the Company (as defined therein), all options and SARs outstanding as of the date of the change of control shall become fully exercisable, any restrictions applicable to any restricted awards shall be deemed to have expired, and restricted awards shall become fully vested and payable to the fullest extent of the original award. In the event of a merger, share exchange, or other business combination affecting the Company in which the Board of Directors or the surviving or acquiring corporation takes actions which, in the opinion of the Compensation Committee, are equitable or appropriate to protect the rights and interests of participants under the plan, the Compensation Committee may determine that any or all awards shall not vest or become exercisable on an accelerated basis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2006 has ever served as an officer or employee of the Company or engaged in any “related person transaction” required to be disclosed pursuant to the rules of the SEC. In addition, none of our executive officers served during fiscal 2006 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Our Compensation Program

Our compensation program for our executive officers, including the Chief Executive Officer, the Chief Financial Officer and our most highly compensated executive officers whose total compensation exceeded $100,000 in 2006 (collectively, the “Named Executive Officers”) is designed to:

•	Attract and retain qualified executives;

•	Align the interests of executives with the long-term interests of our shareholders;

•	Provide quantifiable, objective criteria for short-term and long-term incentive payments; and

•	Motivate executives to achieve targeted objectives consistent with our strategic and annual business plans.

Role of Compensation Committee

The Compensation Committee is authorized to review and approve the cash and equity-based compensation of each of our officers to establish and administer our benefit plans and to administer our stock incentive plan. The Compensation Committee recommends for approval by the full Board of Directors the cash and equity-based compensation (including stock options and restricted stock awards) to be paid to the Named Executive Officers. In such regard, the Compensation Committee reviews numerous factors, including but not limited to our overall performance, the individual performance of the Named Executive Officer, the recommendations of our chief executive officer with respect to the compensation of the other Named Executive Officers and the competitive market for executive talent both nationally and in the Research Triangle Park area of North Carolina, where we have our headquarters. The Compensation Committee also recommends for approval by the full Board of Directors the compensation payable to our non-employee directors.

Reliance on Compensation Consultants and other Resources

In 2005, the Compensation Committee engaged Findley Davies, Inc., a nationally recognized consulting firm specializing in compensation and employee benefits, to provide an independent review of our executive officer and director compensation. The objectives of the independent review were to (i) assess the competitiveness of our total compensation program for executive officers and non-employee directors, (ii) review performance-based cash and stock compensation practices among peer companies and (iii) recommend appropriate modifications to our compensation program. The consultant compared base salary, benefits, annual incentive compensation and long- term compensation for each executive officer to both survey data for matching job descriptions in organizations with similar characteristics (e.g., revenues and SIC codes) and to a peer group of fifteen companies having characteristics similar to ours (e.g., revenues, market capitalizations, positive stock price growth, and positive revenue growth) consisting of Anika Therapeutics Inc., August Technology Corp., Bentley Pharmaceuticals, Inc., Cerus Corp., Durect Corp., Luminex Corp., National Research Corp., Orasure Technologies Inc., PDF Solutions Inc., Plug Power Inc., Sciclone Pharmaceuticals Inc., Somanetics Corp., Stamps.Com Inc., Terremark Workdwide Inc., and Tradestation Group Inc. The consultant recommended an increase in our chief executive officer’s base salary to better approximate the 50th percentile of peer companies and also recommended slight modifications to the base salary of our other executive officers. In regard to short-term incentives, the consultant recommended we retain our set target for base salary for the executives, which is 40% of base salary. In regard to long-term incentives, the consultant recommended a shift away from awarding options and toward awarding restricted stock to better manage the accounting cost while still providing a reasonable level of incentive. The consultant recommended a target long-term incentive opportunity for the executives as a percent of base salary of 75% and also recommended capping the long-term incentive for the executives at a set multiple of base salary, suggested as 200% of their target incentive. Additionally, the consultant recommended instituting a special retention program for our Chief Marketing Officer, who is now our President. The consultant’s primary recommendation for director compensation was to maintain the retainer and meeting fees, but to move towards awarding restricted stock rather than stock options.

The compensation for both executive officers and non-employee directors recommended by the Compensation Committee and approved by the full Board of Directors in February 2006 was largely based on this compensation study. Additionally, the Compensation Committee reviewed tally sheets that were prepared internally that included all material aspects of the compensation provided to our executive officers, including the current value of equity-based awards previously granted. Although the Compensation Committee did not engage any consultants for any detailed studies in 2006 as it did in 2005, the Compensation Committee did, from time to time, rely on the advice of Findley Davies for specific matters. The Compensation Committee has continued to rely on certain data provided by Findley Davies in 2005 and has continued to study and update other data based on new third-party resources, such as the “Directors Compensation Report” published by the National Association of Corporate Directors.

Principal Components of the Executive Compensation Program

We believe that the total compensation and benefits program for our executive officers, including the Named Executive Officers, should consist of the following elements:

•	Annual base salaries;

•	Annual incentives in the form of cash awards;

•	Long-term incentives in the form of equity-based awards;

•	Employment agreements for certain executive officers;

•	Severance and change in control benefits for certain executive officers;

•	Health and welfare benefits; and

•	Certain perquisites.

Base Salary. In conjunction with the adoption of an annual business plan by the Board of Directors, the Compensation Committee annually recommends for approval by the full Board of Directors a base salary for our chief executive officer and our other executive officers. The Compensation Committee seeks to ensure that our executives are compensated at levels that take into account both the importance and complexity of their roles in the Company, our performance, the individual performance of an executive, and the competitive marketplace for executives in similar positions. The Compensation Committee also reviews the evaluations and recommendations of Mr. Thomas, our chief executive officer, in recommending salary adjustments for executive officers other than himself.

Short-Term and Long-Term Incentives. Our management incentive plan provides incentives for our executives, including the Named Executive Officers, and promotes successful execution of both short-term and long-term plans. In conjunction with the adoption by the Board of Directors of our annual business plan, the Compensation Committee annually considers and recommends a management incentive plan. The goal of the management incentive plan is to provide incentives for significant revenue growth, increased profitability, increased public market valuation and the development of human, fiscal and physical capacity to accelerate and maintain growth into the future. The management incentive plan provides both short-term incentives (cash payments) and long-term incentives (restricted stock awards that vest three years from the date of grant). For 2006, the Compensation Committee recommended, and the full Board of Directors determined, that Messrs. Thomas, Braun, Reed, Hines and Mr. Steven L. Abate, our Lead Director of Manufacturing during 2006 who was promoted to Vice President of Manufacturing in March 2007, should be eligible for annual incentive opportunities under a Management Incentive Plan for 2006 (the “2006 Incentive Plan”).

Short-Term Incentive Opportunity. The 2006 Incentive Plan provided each eligible executive, as the short-term incentive, the opportunity to earn up to 40% of base salary if specific net sales, net income and corporate strategic objectives were met for the year. The 40% maximum cash award opportunity was prorated as follows: (i) key objectives – 20%; (ii) net sales – 60%; and (iii) net income – 20%.

Based upon management’s recommendation, the Committee approved specific key objectives, each with an appropriate weighting, for each executive in support of the annual business plan. These objectives for each executive varied based on the executive’s individual role and functional responsibility. Thus, our manufacturing executives had key objectives focused on production activities, our sales executive had key objectives focused on revenue, retail distribution and driving increased consumer awareness, while our financial executives had key objectives focused on investor relations, asset management and administrative responsibilities. The key objectives for our chief executive officer focused on accountability for his direct reports achieving their key objectives and progress on certain of the Company’s strategic goals. Attainment of the portion of the annual incentive determined by the “key objectives” criteria was based upon our chief executive officer’s recommendations and the Compensation Committee’s determination as to whether executives met their specific key objectives.

Under the terms of the 2006 Incentive Plan, no annual incentive could be paid for either the net sales component or the net income component of the short-term incentive unless we attained 80% of the approved net sales goal and 80% of the approved net income goal, respectively. If the respective 80% goal was met, then the actual portion of each incentive was determined based upon the actual results attained for the year, with 100% of the award payable if the goal was attained. Net income includes an accrual for both the total cash bonus under the Incentive Plan and an accrual for the current year portion, if any, of compensation expense relating to any restricted stock awards. In the event the net income goal is exceeded by 150% or more, the total dollar value of all components of the short-term incentive award for an executive will be calculated, and the total short-term incentive payment will be modified, to increase the total amount of the award up to a maximum of 80% of the executive’s salary.

Annual cash incentives payable under the 2006 Incentive Plan, if earned, were paid after our independent registered public accounting firm completed the annual audit and the Compensation Committee determined that applicable performance goals were met. The Board, in its sole discretion, had the authority to reduce or eliminate any awards that were proposed to be granted under the 2006 Incentive Plan. Additionally, the Compensation Committee and the full Board of Directors retained the authority to grant discretionary cash-based awards to an executive if they determined that it was in our best interests to do so.

In February of 2007, the Compensation Committee determined that we had not attained either our net sales or net income goals for 2006. The Compensation Committee reviewed the recommendations of the Chief Executive Officer in regard to the executives’ attainment of their individual key objectives. The Compensation Committee then recommended for approval by the full Board of Directors payment of the short-term incentive earned by each executive for 2006 for a portion of the key objective component of the short-term incentive. The Board of Directors approved an aggregate of $41,705 in cash payments to Messrs. Thomas, Braun, Reed and Hines, pursuant to the 2006 Incentive Plan. See “Summary Compensation Table,” above. Additionally, the Board of Directors approved discretionary cash bonuses for certain non-executive employees totaling $41,500 in cash for 2006.

On February 13, 2007, the Compensation Committee recommended, and the full Board of Directors approved, annual short-term incentive opportunities for 2007 pursuant to the terms of an Incentive Plan for 2007 (the “2007 Incentive Plan”) for Messrs. Thomas, Braun, Reed and Abate. Under the terms of the 2007 Incentive Plan, each of these executives may be eligible to receive a short-term cash incentive bonus of up to 40% of his annual base salary for fiscal year 2007, which will be prorated among Board-approved goals for (i) key objectives (20%), (ii) net sales (60%), and (iii) net income (20%). The cash award may be increased by up to 100% if we exceed our net income goal. We will not pay any short-term incentive bonus for either the net sales or net income components unless we attain 80% of the respective goal.

Long-Term Incentive Opportunity. Our 2006 Incentive Plan also includes a long-term incentive component consisting of restricted stock awards. The grant of equity-based awards is intended to serve as an additional incentive for our executive officers and to provide for stability and continuity of service among our senior leadership. Such equity-based awards are also designed to align shareholder and management interests by giving executive officers and others a substantial economic stake in the potential long-term appreciation of our common stock. These awards have in the past been granted under our 1997 Omnibus Stock Plan. Future equity awards will be granted under the 2007 Stock Incentive Plan if it is approved by our shareholders at the annual meeting. See Proposal 2, below.

We have historically granted stock options to our executive officers, as well as to other employees, our directors and independent contractors. However, beginning in 2006, the Compensation Committee determined that equity incentives for our executive officers, including our Named Officers, would generally be in the form of restricted stock awards rather than options. Specifically, the Compensation Committee recommended, and the full Board reviewed and approved, for the 2006 Incentive Plan to provide for the award of restricted stock rather than stock options for the equity-based component. This decision to grant restricted stock awards rather than stock options to executive officers was based in part on the recommendations of Findley Davies, the compensation consultant engaged in 2005 to perform a comprehensive review of our compensation practices, and also in part in an effort to minimize accounting costs for equity-based awards under FASB Statement of Financial Accounting Standards No. 123 (Revised), Share-Based Payment (FAS 123R), which became effective for us on January 1, 2006. The Board of Directors retained the use of options under its Quarterly & Annual Incentive Plan for Non-Officer Employees based in part on the recommendation of management that options were more meaningful to the Company’s non-officer employees, and the relatively smaller accounting charge for the number of options which can be awarded under this plan to eligible employees.

Under the 2006 Incentive Plan, the executives were only eligible to receive restricted stock awards if a specific annual net income goal established under the Incentive Plan was met. Additionally, if restricted stock awards were granted due to attainment of the net income goal, the restricted stock was subject to an additional three-year vesting period. Executive officers were eligible for discretionary grants of restricted stock awards or discretionary grants of other types of equity awards, although no such discretionary awards were granted in 2006.

For 2006, the Compensation Committee recommended, and the full Board of Directors approved, a grant of restricted stock to each of Messrs. Thomas, Braun, Reed, Hines and Abate under the 2006 Incentive Plan if we met no less than 80% of the Company’s 2006 net income goal. The base number of shares subject to each such restricted stock award was determined based on 75% of the executive’s 2006 base salary (excluding any bonuses otherwise earned), divided by the closing price of our common stock on December 31, 2005 (as adjusted for any stock splits or dividends prior to the issuance of any restricted stock award). Under the terms of the 2006 Incentive Plan, any restricted stock awards earned would be issued pursuant to the 1997 Omnibus Stock Plan and would be subject to a three-year vesting requirement, as well as to the terms of the applicable stock plan and award agreement. We did not meet the minimum 80% of the 2006 net income goal and thus no restricted stock awards were granted under the 2006 Incentive Plan.

Prior to 2006, as a long-term incentive, the Company granted stock options to executive officers if specific performance goals were met under the predecessor to the annual management incentive plan program — the 2001 Executive Compensation Plan (as amended). Options issued through 2004 pursuant to the 2001 Executive Compensation Plan vested immediately. Options issued in February 2006 pursuant to the 2001 Executive Compensation Plan for 2005 vest at the end of three years and have a five-year term.

Our executive officers received stock option grants in February 2006 based on attainment of certain specific goals under the 2001 Executive Compensation Plan, as amended for 2005. See “Grants of Plan-Based Awards Table,” above. These awards were granted based in part upon the Company’s performance in 2005 and in part upon the executive’s individual performance. No discretionary grants of stock options were made to the Named Executive Officers in 2006. Options granted under the 1997 Omnibus Stock Plan prior to 2007 were issued with an exercise price equal to the closing price of the Company’s common stock on the day prior to the grant date. For 2007 and thereafter, the Compensation Committee has determined that any stock options that may be granted will have an exercise price equal to the closing price on the grant date.

The restricted stock awards, which may be earned under the 2006 Incentive Plan, have a three-year vesting requirement in order to provide an incentive for executives to continue employment with the Company. Unless the Compensation Committee or the Board of Directors determines otherwise, if the executive officer terminates employment before the third anniversary of the grant date of the restricted stock award, the award will be forfeited and the executive would have no right to the shares subject to the award. The Board also has authority under the 2006 Incentive Plan to reduce or eliminate any award.

We do not have a written policy or formal practice regarding the timing of grants of options or other types of equity awards. However, we generally grant options to newly-hired employees at the first Compensation Committee meeting after the individual’s hire date. Options granted to employees eligible to receive quarterly options under our Quarterly & Annual Incentive Plan for Non-Officer Employees are generally granted at the first Compensation Committee meeting following the quarter during which the options were earned. Restricted stock awards that are eligible for grant under the management incentive plan currently in effect based on attainment of the Company’s annual performance goals are generally granted at the first Compensation Committee meeting following completion of the annual audit by our independent registered public accounting firm and the Compensation Committee’s determination that the specific performance goals were met. Non-employee directors are generally granted restricted stock awards on an annual basis at the first Compensation Committee meeting subsequent to the annual meeting of shareholders. Under the terms of our 1997 Omnibus Stock Plan, the option price for options granted under such plan is equal to the fair market value of the common stock. Traditionally, the Compensation Committee has set the fair market value based on the closing price of our common stock on the trading date preceding the grant date, but for 2007, has determined to use the closing price on the grant date itself.

With respect to discretionary option grants, the Compensation Committee takes into account all factors it deems appropriate when considering whether to make option grants. Option grants are often made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee also considers the recommendation of Mr. Thomas, our chief executive officer, in approving or recommending any discretionary option grants.

Named Executive Officer Compensation

The compensation paid to our Named Executive Officers, including our chief executive officer, is based primarily upon the factors described above. In February 2006, the Board approved, after approval of and recommendation by the Compensation Committee, base salary increases for Mr. Thomas, Mr. Braun and Mr. Reed in order to more closely match market conditions. Mr. Thomas’ annual base salary was increased from $250,000 to $300,000, Mr. Braun’s annual base salary was increased from $190,000 to $215,000, and Mr. Reed’s annual base salary was increased from $200,000 to $225,000. These salary adjustments were based primarily on recommendations from the compensation study prepared by Findley Davies in late 2005.

Special Retention and Incentive Option for Dennis Reed

In 2006, based on various considerations, including the recommendation of Findley Davies in late 2005, the Company approved a special retention and incentive option for Mr. Reed, who was at that time our Vice President & Chief Marketing Officer. Pursuant to such option, at his annual election, Mr. Reed may choose between remaining a participant in the annual management incentive plan adopted for all senior executives of the Company or receiving the following incentive benefit:

Upon our meeting or exceeding our targeted net income goal for each year that we exceed $100 million in net revenue (and each succeeding year), Mr. Reed may receive 1% of our net revenue in incentive compensation. The total amount received pursuant to this election would be divided into cash and restricted stock components, with 40% of the incentive payment being in cash and 60% being in the form of restricted stock awards. The number of shares of restricted stock would be calculated based on the closing price of our common stock on the last business day prior to the start of each respective year of the incentive; the restricted stock award would vest upon completion of three years of continued employment after the award date, and the award would otherwise be subject to the terms of the 1997 Omnibus Stock Plan or any successor plan. The restricted stock award would also be subject to such other provisions as then adopted by us for restricted stock awards, including, but not limited to, the terms of the applicable stock plan. The cash and restricted stock awards would be provided on March 15 of each year, based on the annual audit by our independent auditors.

Mr. Reed may elect this alternative retention and incentive option at any time during a fiscal year, but prior to such date as provided by our chief financial officer in order to properly calculate and accrue the incentive payments for the year in question. This retention and incentive option is available to Mr. Reed through fiscal year 2010. As we have not attained $100 million in net revenue, this option has not yet been elected by Mr. Reed.

Change of Control and Severance Considerations

We have not entered into separate change of control or severance agreements with any of our Named Executive Officers. However, as noted above, we have entered into employment agreements with each of Messrs. Thomas, Reed and Braun that provide for potential payments payable to each named executive in the event of a change of control of the Company (as defined above in “Potential Payments upon Termination, Retirement or Change in Control”) or our termination of the Named Executive Officer’s employment without cause.

The employment agreements were intended to provide a measure of assurance to a new executive of our commitment toward a long-term employment relationship and a measure of financial protection for the executive in the event of a separation of employment under certain circumstances, such as a termination without cause of the executive or a change in control of the Company. We have sought to provide general uniformity in the employment agreements of our executives. The Compensation Committee considers potential employment terms for new executives and modifications to its current agreements based on recommendations of management, consultants or when determined appropriate by members of the Committee.

Tax Deductibility of Compensation; Accounting Consideration

Favorable accounting and tax treatment of the various elements of our compensation program is an important consideration in our design and program choice, but it is not the sole consideration.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation to each of the Named Executive Officers (or, the “covered employees,” for Code Section 162(m) purposes) to $1,000,000 annually unless the compensation qualifies as performance-based compensation exempt from the $1,000,000 limitation. Stock options and restricted stock granted under the 1997 Omnibus Stock Plan are intended to qualify for the performance-based exception described above. However, cash bonuses payable under the 2006 Incentive Plan were not designed to be exempt from Code Section 162(m) since our Named Executive Officers historically have not earned compensation that approached or exceeded the $1,000,000 level. We will continue to monitor the levels of compensation of our covered employees and consider whether other action should be taken in order to attempt to ensure deductibility of compensation payable to our covered employees, although we reserve the right to award compensation that is not deductible under Code Section 162(m) if we determine it to be in the best interests of us and our shareholders to do so.

In the first quarter of 2006, we began expensing equity awards in accordance with FAS 123R. This resulted in significantly higher expenses for our stock option awards. In part due to these accounting changes, we changed our practice with respect to long-term incentive awards in 2006 and began awarding restricted stock instead of stock options.

Health and Welfare Benefits

We offer a variety of health and welfare programs to all eligible employees. Our executive officers generally are eligible for the same benefit programs on the same basis as our other employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. Coverage is provided under the disability program for disability for the executive officers’ specific job, while general disability insurance is provided to all other employees. We do not offer a retirement program for any employee, including our Named Executive Officers.

Perquisites

We cover our executives under a long-term disability policy that would provide cash benefits to the executive if he or she were unable to perform their specific job, with coverage lasting till age 65. Other employees receive long-term disability benefits covering their inability to perform their job for a period of three years, after which the disability must prevent them from performing any similar job with their education and experience. Other employment benefits, such as life insurance, medical and dental benefits are provided on an equal basis to all employees. No other perquisites are currently offered to our Named Executive Officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that accompanies this report with our management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2006 by incorporation by reference to this proxy statement.

Except for the Annual Report on Form 10-K described above, this Compensation Committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the report.

Lisa A. Gavales, Chairperson

George A. Thornton

Geraldine L. Sedlar

Lynn L. Lane

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2006 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	(A) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (1)
Equity Compensation Plans Approved by Security Holders	1,251,688	$6.71	2,316,520
Equity Compensation Plans Not Approved by Security Holders	—	$—	—

Total	1,251,688	$6.71	2,316,520

(1)	The 1997 Omnibus Stock Plan of Charles & Colvard, Ltd. (formerly known as C3, Inc.) includes an “evergreen” or “replenishment” formula which provides that the maximum number of shares authorized for issuance may be increased from time to time to 20% of the authorized and issued shares of common stock less the number of shares subject to outstanding options granted under the 1996 Stock Option Plan of Charles & Colvard, Ltd. (formerly known as C3, Inc.) or any other prior stock option plan. The shares shown in column (C) may be the subject of awards other than options, warrants or rights under the 1997 Omnibus Stock Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of common stock as of March 31, 2007 by (i) each person known by the Company to own beneficially more than five percent of the Company’s outstanding shares of common stock; (ii) each director and director nominee of the Company; (iii) each executive officer of the Company; and (iv) all current directors, director nominees and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name (1)	Common Stock Beneficially Owned	Percent of Class
Robert S. Thomas (2)	1,806,423	9.8%
Chester L. F. Paulson (3)	1,163,000	6.5%
Frederick A. Russ (4)	363,931	2.0%
James R. Braun (5)	122,407	*
Dennis M. Reed (6)	72,776	*
George A. Thornton, III (7)	65,914	*
Laura C. Kendall (8)	54,988	*
Lisa A. Gavales (9)	47,819	*
Earl R. Hines (10)	27,625	*
Geraldine L. Sedlar (11)	29,112	*
Lynn L. Lane (12)	16,800	*
Robert A. Leggett	3,000	*
Directors, Nominees and Executive Officers as a Group (11 persons) (13)	2,610,795	14.0%

*	Indicates less than one percent
(1)	Unless otherwise indicated, the address of each person is 300 Perimeter Park Drive, Suite A, Morrisville, North Carolina 27560.
(2)	Includes (i) 44,625 shares of Common stock held jointly by Mr. Thomas and his spouse, Mary Ann Thomas, over which Mr. Thomas has shared voting and investment power, and (ii) 357,279 shares of Common stock issuable to Mr. Thomas upon exercise of options granted under the 1996 Stock Option Plan and 1997 Omnibus Stock Plan.
(3)	Disclosure is based on information obtained from a Schedule 13G filed on February 9, 2007 with the Securities and Exchange Commission. Mr. Paulson beneficially owns the common stock with his spouse, Jacqueline M. Paulson, as joint tenants. Includes (i) 32,500 shares of common stock, with respect to which Mr. Paulson and Ms. Paulson have sole voting and dispositive power, and (ii) 1,130,500 shares of common stock, with respect to which Mr. Paulson and Ms. Paulson share voting an dispositive power with (a) Paulson Family LLC (with respect to 217,500 shares of common stock) and (b) Paulson Investment Company, Inc. (“PICI”), by virtue of the fact that each of Mr. Paulson and Ms. Paulson may be deemed to control Paulson Capital Corp., which wholly owns PICI (with respect to 913,000 shares of common stock). Each of Mr. Paulson and Ms. Paulson expressly disclaim beneficial ownership of the 913,000 shares of common stock of which PICI is the record holder. The mailing address of Mr. Paulson and Paulson Investment Company is 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.
(4)	Includes 23,625 shares of common stock issuable upon exercise of options granted under the 1996 Stock Option Plan and 1997 Omnibus Stock Plan.
(5)	Includes (i) 6,562 shares of common stock held jointly by Mr. Braun and his spouse Cherie Braun, over which Mr. Braun has shared voting and investment power, and (ii) 107,183 shares of common stock issuable to Mr. Braun upon exercise of options granted under the 1997 Omnibus Stock Plan.
(6)	Includes (i) 7,154 shares of common stock held jointly by Mr. Reed and his spouse Bonnie Reed, over which Mr. Reed has shared voting and investment power and (ii) 65,622 shares of common stock issuable upon exercise of options granted under the 1997 Omnibus Stock Plan.

(7)	Includes 10,500 shares of common stock issuable upon exercise of options granted under the 1997 Omnibus Stock Plan.
(8)	Includes 31,500 shares of common stock issuable upon exercise of options granted under the 1997 Omnibus Stock Plan.
(9)	Includes 10,500 shares of common stock issuable upon exercise of options granted under the 1997 Omnibus Stock Plan.
(10)	Includes (i) 250 shares of common stock held jointly by Mr. Hines and his spouse, Jacqueline Hines, over which Mr. Hines has shared voting and investment power, (ii) 19,687 shares of common stock issuable to Mr. Hines upon exercise of options granted under the 1996 Stock Option Plan and 1997 Omnibus Stock Plan and (iii) 7,688 shares of common stock issuable to Mrs. Hines upon exercise of options granted under the 1996 Stock Option Plan and 1997 Stock Omnibus Plan.
(11)	Includes 21,000 shares of common stock issuable upon exercise of options granted under the 1997 Omnibus Stock Plan.
(12)	Includes (i) 1,812 shares of common stock held jointly by Ms. Lane and her spouse Lewis Patrick Lane, III over which Ms. Lane has shared voting and investment power and (ii) 10,500 shares of common stock issuable upon exercise of options granted under the 1997 Omnibus Stock Plan.
(13)	Includes (i) 60,403 shares of common stock over which certain directors and executive officers have shared voting and investment power, and (ii) 665,084 shares of common stock issuable upon exercise of options granted under the 1996 Stock Option Plan and 1997 Omnibus Stock Plan.

RELATED PERSON TRANSACTIONS

Fairness of Transactions

Any transactions that involves the Company and one of our officers, directors and 5% or greater shareholders or their affiliates must be reviewed by the Audit Committee of our Board of Directors. The Audit Committee will analyze and consider any such transaction in accordance with our written Related Person Transactions Policy adopted by the Board of Directors on February 13, 2007 in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to us than, transactions that would be available from unaffiliated parties.

Our Policy governs the procedures for review and consideration of all “related person transactions,” as that term is defined in our Policy, to help ensure that any such transactions are timely identified and given appropriate consideration. Generally, any current or proposed financial transaction, arrangement or relationship in which a “related person” had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which we were or will be a participant, requires the approval of the Audit Committee or a majority of disinterested members of the Board. In making such approval, the Audit Committee will consider all of the relevant facts and circumstances to ensure that the proposed transaction is in the best interest of the Company and its shareholders. The term “related person” is defined by our Policy and by Item 404 of Regulation S-K.

In conducting its review of any proposed related person transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including but not limited to (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arms-length negotiation. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

In accordance with the Policy, the Audit Committee will also perform an annual review of previously approved related person transactions that remain ongoing and have a remaining term of more than six months. Based on the relevant facts and circumstances, the Audit Committee shall determine if it is in our best interest to continue, modify or terminate any ongoing transaction, arrangement or relationship. During 2006, we were not a participant in or a party to any related person transactions.

PROPOSAL 2

APPROVAL OF 2007 STOCK INCENTIVE PLAN

Background

The Board of Directors has approved the adoption of the 2007 Stock Incentive Plan (the “2007 Plan”), subject to the approval of the 2007 Plan by the shareholders at the annual meeting. Awards may be granted under the 2007 Plan on and after its effective date, May 21, 2007, provided the shareholders approve the 2007 Plan, but no later than May 20, 2017.

The discussion that follows is qualified in its entirety by reference to the 2007 Plan, a copy of which may be obtained from the investor information section of the Company’s website under the heading “Corporate Governance” at http://www.moissanite.com, or by contacting the Company’s Investor Relations Department at 919- 468-0399. Shareholders should refer to the 2007 Plan for more complete and detailed information about the 2007 Plan.

The Company’s principal equity compensation plan since 1997 has been the 1997 Omnibus Stock Incentive Plan, as amended (the “1997 Plan”). No awards can be granted under the 1997 Plan after September 30, 2007. As of December 31, 2006, approximately 2,316,520 shares remained available for issuance under the 1997 Plan and its predecessor plan, the 1996 Stock Option Plan (the “1996 Plan”), and approximately 1,251,688 shares (including shares subject to restricted stock awards) were subject to outstanding awards granted under the 1997 Plan or the 1996 Plan.

The maximum number of shares that may be issued pursuant to awards granted under the 2007 Plan may not exceed the sum of (i) 1,000,000 shares, plus (ii) any shares of common stock remaining available for issuance as of the effective date of the 2007 Plan under the Company’s 1997 Plan and any other stock incentive plans maintained by the Company (collectively, the “Prior Plans”), plus (iii) any shares of common stock subject to an award granted under a Prior Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the award, or shares subject to an award granted under a Prior Plan which shares are forfeited to, or repurchased or reacquired by, the Company. Of the amount described in the preceding sentence, no more than 3,500,000 shares may be issued under the 2007 Plan pursuant to the grant of incentive stock options. In addition, under the 2007 Plan, in any calendar year, no participant may be granted: (i) stock options and SARs that are not related to an option for more than 500,000 shares of common stock; or (ii) awards for more than 500,000 shares of common stock. Furthermore, no participant may be paid more than $2,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year. The following are not included in calculating the share limitations set forth above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards, (ii) awards which are settled in cash, (iii) any shares subject to an award under the 2007 Plan if the award is forfeited, cancelled, terminated, expires or lapses for any reason without issuance of the shares or any shares subject to an award which shares are forfeited to or repurchased or reacquired by the Company, and (iv) any shares surrendered by a participant or withheld by the Company to pay the option or purchase price for an award or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if a participant pays the option or purchase price or satisfies the tax withholding obligation by either tendering previously owned shares or having the Company withhold shares.

The number of shares reserved for issuance under the 2007 Plan, the award limitations described above and the terms of awards shall be adjusted in the event of an adjustment in the capital structure of the Company or an affiliate (due to a merger, stock split, stock dividend or similar event). On March 30, 2007, the closing sales price of the common stock as reported on the NASDAQ Global Select Market was $6.28 per share.

Purpose and Eligibility

The purpose of the 2007 Plan is to enable the Company to encourage and enable selected employees, directors and other service providers of the Company and its affiliates to acquire or to increase their holdings of common stock of the Company and other equity-based interests in the Company, and to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company. The 2007 Plan is intended to replace the 1997 Plan and also to serve as the source of shares issuable under the Company’s annual incentive plans, the Management Incentive Plan and the Quarterly & Annual Incentive Plan for Non-Officer Employees. At this time, approximately 63 employees, six directors and one independent contractor may be eligible to participate in the 2007 Plan, although these figures are subject to change. The types and material terms of awards that may be granted under the 2007 Plan are discussed below under the heading “Awards.”

Administration, Amendment and Termination

The 2007 Plan will be administered by the Board of Directors, or upon its delegation, by the Compensation Committee of the Board. However, the Board will have sole authority to grant awards to directors who are not employees of the Company or its affiliates. The Board of Directors and the Compensation Committee are referred to in this discussion collectively as the “Administrator.” Under the terms of the 2007 Plan, the Administrator has authority to take any action with respect to the 2007 Plan and make determinations deemed necessary or advisable for administering the 2007 Plan. Without limiting the foregoing, the Administrator also has discretion to accelerate the date that any award may become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other award and to modify or extend the terms for exercise, vesting or earning of an award. In certain circumstances, the Administrator may delegate to one or more officers of the Company the authority to grant awards to persons who are not officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934 or “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2007 Plan may be amended, altered or terminated at any time by the Board of Directors, subject to the following: (i) shareholder approval is required of any 2007 Plan amendment if such approval is required by applicable law, rule or regulation; and (ii) except for anti-dilution adjustments, the option price for any outstanding option or base price of any outstanding SAR may not be decreased after the date of grant, nor may any outstanding option or SAR granted under the 2007 Plan be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price than the original option or SAR, as the case may be, without shareholder approval of any such action. In addition, the Administrator may amend, alter or terminate any award, although, generally, no such action may be taken without a participant’s consent if his rights with respect to the award would be materially adversely affected.

However, the Administrator has unilateral authority to (i) make adjustments to the terms and conditions of awards upon the occurrence of certain unusual or nonrecurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, and (ii) amend the Plan and any award to the extent necessary to comply with applicable laws, rules or regulations or changes in applicable laws, rules or regulations. The Administrator also may unilaterally cause any award to be canceled in consideration of an alternative award or cash payment of an equivalent cash value (as determined by the Administrator) made to the holder of such canceled award. The Administrator also may impose forfeiture, recoupment or similar restrictions upon awards or shares issued or cash paid or payable pursuant to awards.

Awards

The 2007 Plan authorizes the grant of awards including: (i) stock options in the form of incentive stock options and nonqualified stock options; (ii) stock appreciation rights (“SARs”); (iii) restricted awards in the form of restricted stock awards and restricted stock units; (iv) performance awards in the form of performance shares and performance units; (v) phantom stock awards; and (vi) dividend equivalent awards. A summary of the material terms of each type of award is provided below.

Options. The 2007 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of common stock (although incentive options may only be granted to employees of the Company or a related corporation). The option price must be no less than the fair market value per share of the common stock on the date of grant (or 110% of the fair market value of the Common Stock with respect to incentive options granted to an employee who is a 10% shareholder), except in the case of options which may be assumed or substituted in a merger or similar transaction. Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent. In addition, where permitted by the Administrator and applicable laws, rules and regulations, payment may also be made: (i) by delivery (by either actual delivery or attestation) of shares of common stock owned by the participant; (ii) by shares of common stock withheld upon exercise; (iii) by delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the proceeds to pay the option price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under applicable laws, rules and regulations; or (v) by any combination of these methods. The term of an option and the period or periods during which, and conditions pursuant to which, an option may be exercised will be determined by the Administrator, although the option term may not exceed 10 years (or five years with respect to incentive options granted to an employee who is a 10% shareholder). Any option not exercised before expiration of the option period will terminate. Options generally are subject to certain restrictions on exercise if the participant terminates employment or service. Subject to the 2007 Plan terms, the Administrator may also authorize the grant of substitute or assumed options of an acquired entity.

Stock Appreciation Rights. Under the terms of the 2007 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately to an eligible individual (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of common stock, as determined by the Administrator. Upon the exercise of an SAR, the holder of an SAR is entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR by (ii) the number of shares of common stock with respect to which the SAR is being exercised. The base price may be no less than 100% of the fair market value per share of the common stock on the date the SAR is granted (except in the case of certain substituted or assumed options in a merger or similar transaction).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be canceled to the extent of the number of shares of common stock for which the related SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to with respect to a particular SAR. Each award agreement will state the extent to which a holder may have the right to exercise an SAR following termination of the participant’s employment or service, as determined by the Administrator.

Restricted Awards. Subject to the limitations of the 2007 Plan, the Administrator may grant restricted awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions which must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted stock awards may be payable in shares of common stock. Restricted stock units may be payable in cash or whole shares of common stock, or partly in cash and partly in whole shares of common stock, in accordance with the Administrator’s discretion.

The Administrator has authority to determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death or any combination of conditions. Notwithstanding the foregoing, restricted awards that vest based solely on continued service or the passage of time will be subject to a minimum restriction period of one year (except in the case of (i) restricted awards assumed or substituted in connection with mergers, acquisitions or other business transactions, (ii) restricted awards granted in connection with the retention or recruitment of a participant, and/or (iii) restricted awards granted pursuant to any incentive compensation or bonus program established by the Company). In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator will determine the performance objectives to be used in valuing restricted awards, which will be based upon those corporate, business unit or division and/or individual performance factors and criteria as the Administrator may deem appropriate; provided, however, that, for any awards intended to meet the requirements of Code Section 162(m), such performance factors must be limited to one or more of the specified factors described below. See “Performance-Based Compensation—Code Section 162(m) Requirements,” below.

The Administrator will determine whether and to what degree restricted awards have vested and been earned and are payable and the forms and terms of payment of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned, the award will be forfeited (unless the Administrator determines otherwise).

Performance Awards. Subject to the limitations of the 2007 Plan, the Administrator may grant performance awards to participants in such amounts, upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof, or a combination thereof (as determined in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value of a share of common stock. An award of a performance unit is a grant of a right to receive shares of common stock, a designated dollar value amount of common stock, or a combination thereof (as determined in the Administrator’s discretion) which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value established by the Administrator at the time of grant.

The Administrator will determine the performance period for a performance award and the conditions that must be satisfied in order for a performance award to be granted or to vest or be earned (in whole or in part). In the case of a performance award based upon specified performance objectives, the Administrator will determine the performance objectives to be used in valuing performance awards, which will be based upon those corporate, business unit or division and/or individual performance factors and criteria as the Administrator may deem appropriate; however, for any awards intended to meet the requirements of Code Section 162(m), such performance factors must be limited to one or more of the specified factors described below. See “Performance-Based Compensation—Code Section 162(m) Requirements,” below.

The Administrator will determine whether and to what degree performance awards have been earned and are payable and the terms of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned, the award will be forfeited (unless the Administrator determines otherwise).

Phantom Stock Awards. Subject to the limitations of the 2007 Plan, the Administrator may grant phantom stock awards to such eligible individuals in such numbers, upon such terms and at such times as the Administrator determines. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of common stock, with a value per unit based on the fair market value of a share of common stock.

The Administrator will determine whether and to what degree phantom stock awards have vested and are payable. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions as determined by the Administrator, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of common stock with respect to each phantom stock unit which is being settled. The Administrator may determine the forms and terms of payment of phantom stock awards in accordance with the 2007 Plan.

Dividend and Dividend Equivalents. The Administrator may provide that awards granted under the 2007 Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant’s account, subject to such conditions as the Administrator may establish.

Change of Control

Upon a change in control event (as defined in the Plan), and unless otherwise provided in individual award agreements, awards generally will become fully exercisable, vested, earned and payable to the fullest extent of the original grant of the applicable award. However, the Administrator has the authority to determine that any or all awards will not vest or become exercisable on an accelerated basis if the Company (or the surviving or acquiring corporation, as the case may be) has taken such action, including but not limited to the assumption of awards granted under the 2007 Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the 2007 Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of participants under the 2007 Plan.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified options and SARs are not transferable other than by will or the laws of intestate succession, except as permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Unless the Administrator determines otherwise, restricted awards, phantom stock awards and performance awards that have not vested or been earned are not transferable other than by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to such awards until the restriction period and/or performance period has expired and until all conditions to vesting and/or earning the award have been met.

Certain Federal Income Tax Consequences

The following generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 2007 Plan as of this time. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. The provisions of the Code and related regulations are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options. The grant and exercise of an incentive stock option generally will not result in taxable income to the participant if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been a Company employee from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the option over the option price generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an incentive option under the Code’s alternatives minimum tax rules.

The Company generally is not entitled to a deduction upon the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized exceeds the option price. This amount will be treated as capital gain or loss.

If the holding period requirements described above are not met, the participant will have ordinary income in the year of disposition to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. The Company generally is entitled to deduct as compensation the amount of ordinary income realized by the participant.

Pursuant to the Code and the terms of the 2007 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2007 Plan exceeds this limitation, it will be treated as a nonqualified option.

Nonqualified Options. If a participant receives a nonqualified option, the difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. The Company generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to a participant or a tax deduction to the Company. Upon exercise of the SAR, the amount of cash and fair market value of shares received by the participant (determined at the time of delivery to the participant), less cash or other consideration paid (if any), is taxed to the participant as ordinary income and the Company generally will be entitled to receive a corresponding tax deduction.

Restricted Stock Awards. The grant of restricted stock awards will not result in taxable income to the participant or a tax deduction to the Company, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be taxed to the participant as ordinary income, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his ordinary income at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. The Company generally will be entitled to a corresponding tax deduction.

Restricted Stock Units, Performance Share Awards, Performance Unit Awards, Phantom Stock Awards and Dividend Equivalents. The federal income tax consequences of the award of restricted stock units, performance share awards, performance unit awards, phantom stock awards or dividend equivalents will depend on the conditions of the award. Generally, the grant of one of these awards does not result in taxable income to the participant or a tax deduction to the Company. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or transferable). The Company generally is entitled to a deduction upon the participant’s recognition of income in an amount equal to the ordinary income recognized by the participant.

Performance-Based Compensation—Code Section 162(m) Requirements

The 2007 Plan is structured to comply with the requirements imposed by Code Section 162(m) in order to preserve, to the extent practicable, the Company’s tax deduction for awards made under the 2007 Plan to “covered employees” (as defined under Code Section 162(m)). Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees (generally, the Named Executive Officers) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

In order to qualify as performance-based compensation, the compensation paid under the 2007 Plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. In addition to other requirements for the performance-based exception, shareholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goal(s) under which compensation is to be paid. Material terms include the individuals eligible to receive compensation (see “Purpose and Eligibility,” above), the business criteria on which the performance goal is based, and either the maximum amount of compensation to be paid or the formula used to calculate the amount of compensation.

As proposed, the 2007 Plan limits the maximum amount of awards that may be granted to any employee. The 2007 Plan provides that (subject to anti-dilution adjustments) no participant may be (i) granted options and SARs that are not related to an option for more than 500,000 shares of common stock in any calendar year, (ii) granted awards for more than 500,000 shares of common stock during any calendar year or (iii) paid more than $2,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year.

See “Background,” above. Further, for any awards intended to meet the requirements of Code Section 162(m), the 2007 Plan limits performance objectives to one or more of the following (as determined by the Administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) revenue goals; (x) net sales; (xi) sales volume; (xii) book value per share; (xiii) return on investment; (xiv) return on capital; (xv) improvements in capital structure; (xvi) expense management; (xvii) profitability of an identifiable business unit or product; (xviii) maintenance or improvement of profit margins; (xvix) stock price or total shareholder return; (xx) market share; (xxi) revenues or sales; (xxii) costs; (xxiii) working capital; (xxiv) economic wealth created; (xxv) strategic business criteria; (xxvi) efficiency ratio(s); (xxvii) achievement of division, group, function or corporate financial, strategic or operational goals; (xxviii) comparisons with stock market indices or performances of metrics of peer companies; (xxvix) days of SKUs or inventory in stock; (xxx) days in accounts receivable; and (xxxi) percent of year systems are operational. Such performance factors may be adjusted or modified due to extraordinary items or similar events, as determined by the Administrator.

Code Section 409A

Code Section 409A imposes certain requirements on deferred compensation. The 2007 Plan is intended to comply in good faith with the requirements of Code Section 409A, including related regulations and guidance, where applicable and to the extent practicable. If, however, Code Section 409A is deemed to apply to an award, and the 2007 Plan and award do not satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includible in income and may also be subject to interest charges under Code Section 409A. The Company generally will be entitled to an income tax deduction with respect to the amount of compensation includible as income to the participant. The Company undertakes no responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

New Plan Benefits

The selection of individuals who will receive awards under the 2007 Plan, if it is approved by the shareholders, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of individuals in fiscal year 2007. The number of shares of common stock subject to awards granted under the 1997 Plan in fiscal year 2006 to the Named Executive Officers and directors, and certain other information regarding such awards, are set forth under the “Executive Compensation” discussion above under the headings “Summary Compensation Table,” “Grants of Plan-Based Awards” table, “Outstanding Equity Awards at Fiscal Year-End” table, “Option Exercises and Stock Vested” table and under the “ Directors Compensation Table,” above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2007 STOCK INCENTIVE PLAN.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed to the Company during 2006 and 2005 by Deloitte & Touche LLP for services rendered are set forth in the following table:

Type of Service	Amount of Fee
	2006	2005
Audit Fees	$397,000	$392,000
Audit-Related Fees	$0	$0
Tax Fees	$22,000	$22,000
All Other Fees	$0	$0

Audit fees are for professional services performed for the audit of the Company’s annual financial statements including any changes in such terms, conditions and fees resulting from changes in the scope of the audit or other matters, as well as other audit services that may not have been covered by the audit engagement letter but that only the independent registered public accounting firm reasonably can provide. Audit fees also include fees billed or expected to be billed for professional services for the audit of the Company’s internal control over financial reporting under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations.

Tax fees are for the preparation of the Company’s federal and state tax return as well as certain tax consulting services.

The Board has adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) relating to the Company’s independent registered public accounting firm either must be authorized in advance under the guidelines set forth in the Pre-Approval Policy or specifically approved in advance by the full Audit Committee. Pre-approval under the Policy is generally provided for up to one year, is limited to certain projects listed in the Policy, and is subject to meeting a specific budget for each project, which budget is contained in the Policy. Any project that falls within the scope of the Policy may be approved by the chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. All new projects authorized in 2006 were approved in advance by the Audit Committee.

The Audit Committee considered the compatibility of the non-audit services performed by and fees paid to Deloitte & Touche LLP in 2006 and the proposed non-audit services and proposed fees for 2007 and determined that such services and fees were compatible with the independence of Deloitte & Touche LLP. During 2006, Deloitte & Touche LLP did not utilize any leased personnel other than permanent, full time employees in connection with the audit.

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, subject to ratification by the Company’s shareholders. Although shareholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the Company desires to solicit such ratification as a matter of good corporate governance. If the appointment of Deloitte & Touche LLP is not approved by a majority of the shares cast at the annual meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2007. Deloitte & Touche LLP has acted as the independent registered public accounting firm of the Company since February 1997. Representatives of Deloitte & Touche LLP who are expected to be present at the annual meeting will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

SHAREHOLDER PROPOSALS

Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy materials of the Company for such meeting. All shareholder proposals intended to be presented at the 2008 Annual Meeting of the Shareholders of the Company must be received by the Company no later than December 19, 2007 for inclusion in the proxy statement and proxy card relating to such meeting.

In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in the Company’s proxy statement, the Company’s Bylaws provide that the shareholder must deliver or mail timely written notice of the proposal to the chief executive officer of the Company. Notice will be considered timely if it is mailed or delivered (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting, or (ii) in the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. If written notice is not timely given, the shareholder proposal will be considered untimely and the Company may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement. Accordingly, notice of proposals to be brought before the 2008 annual meeting of Shareholders must be mailed or delivered to the Company’s chief executive officer no earlier than February 21, 2008 and no later than March 22, 2008 to be considered timely.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us by such persons and their written representations that such reports accurately reflect all reportable transactions and holdings, we believe that during 2006 all such persons filed such reports on a timely basis, except that Geraldine L. Sedlar did not timely file one Form 4 to report the purchase of stock within two days of the sale. The Form 4 was filed with the SEC ten business days later.

ADDITIONAL INFORMATION

Copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements and schedules are available on the Company’s website at www.moissanite.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Integrated Corporate Relations, Attention: William Zima, 450 Post Road, Westport, Connecticut 06880.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in the same household. A shareholder may obtain a separate copy of either document by submitting a written request to Integrated Corporate Relations, Attention: William Zima, 450 Post Road, Westport, Connecticut 06880 or by calling 203.682.8200. Any shareholder who wants to receive separate copies of the proxy statement and annual report in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact Integrated Corporate Relations at the above address and telephone number.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the annual meeting. However, if any other matters properly come before the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.

By Order of the Board of Directors,

Robert S. Thomas
President & Chief Executive Officer

April 17, 2007

APPENDIX A

CHARLES & COLVARD, LTD.

2007 STOCK INCENTIVE PLAN

CHARLES & COLVARD, LTD.

2007 STOCK INCENTIVE PLAN

1.	Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Affiliate means any Parent or Subsidiary of the Corporation, and also includes any other business entity which is controlled by, under common control with or controls the Corporation; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws and as permitted under Code Section 409A.

(c) Applicable Law or Applicable Laws means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act and the Code.

(d) Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award; a Dividend Equivalent Award; or any other award granted under the Plan.

(e) Award Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Award, as may be established by the Administrator.

(f) Board or Board of Directors means the Board of Directors of the Corporation.

(g) Cause shall mean, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not define a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) personal dishonesty, (B) gross incompetence, (C) willful misconduct, (D) breach of a fiduciary duty involving personal profit, (E) intentional failure to perform stated duties, (F) willful violation of any law, rule, regulation (other than minor traffic violations or similar offenses), written Corporation policy or final cease-and-desist order, (G) conviction of a felony or a misdemeanor involving moral turpitude, (H) unethical business practices in connection with the Corporation’s business, (I) misappropriation of the Corporation’s assets, or (J) engaging in any conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(h) Change of Control:

(i) General: Except as may be otherwise provided in an individual Award Agreement or as may be otherwise required in order to comply with Code Section 409A, a Change of Control shall be deemed to have occurred on the earliest of the following dates:

(A) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Stock of the Corporation;

(B) The date the shareholders of the Corporation approve (X) a definitive agreement to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own at least sixty percent (60%) of Common Stock, or if the Corporation is not the surviving corporation, the common stock (or other voting securities) of the surviving corporation immediately after the merger as immediately before; provided, however, that if consummation of such merger or consolidation is subject to the approval of federal, state or other regulatory authorities, then, unless the Administrator determines otherwise, a “Change of Control” shall not be deemed to occur until the later of the date of shareholder approval of such merger or consolidation or the date of final regulatory or other approvals of such merger or consolidation; (Y) a definitive agreement to sell or otherwise dispose of all or substantially all the assets of the Corporation or (Z) a plan of complete liquidation or winding up of the Corporation;

(C) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period; or

(D) The date any other event occurs or action takes place which the Board determines should constitute a Change of Control.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

(E) The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred pursuant to Section 1(h) herein, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

(ii) Definition Applicable to Awards subject to Code Section 409A: Notwithstanding the preceding provisions of Section 1(h)(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such Awards may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Corporation, (B) a change in effective control of the Corporation, or (C) a change in the ownership of a substantial portion of the assets of the Corporation.

(i) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(j) Committee means the Compensation Committee of the Board appointed to administer the Plan.

(k) Common Stock means the common stock of Charles & Colvard, Ltd., no par value.

(l) Corporation means Charles & Colvard, Ltd., a North Carolina corporation, together with any successor thereto.

(m) Covered Employee shall have the meaning given the term in Section 162(m) of the Code.

(n) Director means a member of the Board or of the board of directors of an Affiliate.

(o) Disability shall, except as may be otherwise determined by the Administrator or required or permitted under Code Section 409A, have the meaning given in any employment agreement, consulting agreement or other similar agreement, if any, to which a Participant is a party, or, if there is no such agreement (or if any such agreement does not define disability), “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine if a termination due to Disability has occurred.

(p) Displacement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does not define displacement), “Displacement” shall mean the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant (as determined by the Administrator).

(q) Dividend Equivalent Award means a right granted to a Participant pursuant to Section 12 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(r) Effective Date means the effective date of the Plan, as provided in Section 4.

(s) Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and employee (subject to any requirements imposed under Code Section 409A); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(t) Exchange Act means the Securities Exchange Act of 1934, as amended.

(u) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date of grant or other valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Section 409A to the extent required.

(v) Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

(w) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(x) Independent Contractor means an independent contractor, consultant or advisor providing services to the Corporation or an Affiliate.

(y) Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(z) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Award Agreement.

(aa) Option Period means the term of an Option, as provided in Section 7(d).

(bb) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(cc) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) Participant means an individual employed by, or providing services to, the Corporation or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(ee) Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(ff) Performance Measures mean one or more performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate; provided, however, that, for any Awards intended to meet the requirements of Code Section 162(m), such performance factors shall be limited to one or more of the following (as determined by the Administrator in its discretion): (i) cash flow; (ii) return on equity; (iii) return on assets; (iv) earnings per share; (v) operations expense efficiency milestones; (vi) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (vii) net income; (viii) operating income; (ix) revenue goals; (x) net sales; (xi) sales volume; (xii) book value per share; (xiii) return on investment; (xiv) return on capital; (xv) improvements in capital structure; (xvi) expense management; (xvii) profitability of an identifiable business unit or product; (xviii) maintenance or improvement of profit margins; (xvix) stock price or total shareholder return; (xx) market share; (xxi) revenues or sales; (xxii) costs; (xxiii) working capital; (xxiv) economic wealth created; (xxv) strategic business criteria; (xxvi) efficiency ratio(s); (xxvii) achievement of division, group, function or corporate financial, strategic or operational goals; (xxviii) comparisons with stock market indices or performances of metrics of peer companies; (xxvix) days of SKUs or inventory in stock; (xxx) days in accounts receivable; and (xxxi) percent of year systems are operational. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time and in the manner prescribed by Code Section 162(m), define in an objective fashion the manner of calculating the Performance Measures it selects to use for Participants during any specific performance period. Such performance factors may be adjusted or modified due to extraordinary items, transactions, events or developments, or in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation, or in response to, or in anticipation of, changes in Applicable Laws, accounting principles or business conditions, in each case as determined by the Administrator. In addition, for any Awards not intended to meet the requirements of Code Section 162(m), the Administrator may establish goals based on such other performance criteria as it deems appropriate (and such additional criteria shall be considered “Performance Measures” for purposes of the Plan).

(gg) Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(hh) Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive Shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ii) Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(jj) Plan means the Charles & Colvard, Ltd. 2007 Stock Incentive Plan, as it may be hereafter amended and/or restated.

(kk) Prior Plan or Prior Plans means the 1997 Omnibus Stock Plan of Charles & Colvard, Ltd., the 1996 Stock Option Plan of C3, Inc., each as amended, and any other stock incentive plan maintained by the Corporation prior to the Effective Date of the Plan.

(ll) Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

(mm) Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(nn) Restricted Stock Award means shares of Common Stock awarded to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(oo) Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit Award represents the promise of the Corporation to deliver shares, cash or a combination thereof, as applicable, at the end of the Restriction Period, subject to compliance with the terms of the Plan and the terms and conditions established by the Administrator.

(pp) Retirement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does define retirement), “Retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, as determined by the Administrator and, where applicable, in accordance with Code Section 409A.

(qq) SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the SAR base price, subject to the terms of the Plan and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(rr) Securities Act means the Securities Act of 1933, as amended.

(ss) Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator in its discretion.

2.	Purpose

The purpose of the Plan is to encourage and enable selected Employees, Directors and Independent Contractors of the Corporation and its Affiliates to acquire or to increase their holdings of Common Stock of the Corporation and other equity-based interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of Awards to selected Employees, Directors and Independent Contractors, including the granting to selected Participants of Options in the form of Incentive Stock Options and Nonqualified Options; SARs in the form of Related SARs and Freestanding SARs; Restricted Awards in the form of Restricted Stock Awards and Restricted Stock Units; Performance Awards in the form of Performance Shares and Performance Units; Phantom Stock Awards; and/or Dividend Equivalent Awards.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, if and to the extent required by applicable stock exchange rules and/or regulations, the members of the Committee shall qualify as “independent” directors, as such term is determined under such stock exchange rules and/or regulations. For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Notwithstanding the foregoing, the Board shall have sole authority to grant Awards to Directors who are not employees of the Corporation or its Affiliates.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The

Administrator’s authority to grant Awards and authorize payments or distributions under the Plan shall not in any way restrict the authority of the Administrator to grant compensation to eligible persons under any other compensation plan or program of the Corporation. Except to the extent otherwise required under Code Section 409A, (i) the Administrator shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or service for cause, violation of policies of the Corporation or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable while acting in a Plan administrative capacity for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation and bylaws and/or under Applicable Laws.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Laws and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Laws.

4.	Effective Date

The Effective Date of the Plan shall be May 21, 2007. Awards may be granted under the Plan on and after the Effective Date, but not after May 20, 2017. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 14(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.	Shares of Stock Subject to the Plan; Award Limitations

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 1,000,000 shares, plus (ii) any shares of Common Stock remaining available for issuance as of the Effective Date of the Plan under any Prior Plan, plus (iii) any shares of Common Stock subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares pursuant to the Award or shares subject to an award granted under a Prior Plan which shares are forfeited to, or repurchased or reacquired by, the Corporation. Shares delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 3,500,000 shares;

(ii) In any calendar year, no Participant may be granted Options and SARs that are not related to an Option for more than 500,000 shares of Common Stock;

(iii) No Participant may be granted Awards in any calendar year for more than 500,000 shares of Common Stock; and

(iv) No Participant may be paid more than $2,000,000 with respect to any cash-settled award or awards which were granted during any single calendar year.

(For purposes of Section 5(b)(ii) and (iii), an Option and Related SAR shall be treated as a single Award.)

(c) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) Awards which by their terms are settled in cash rather than the issuance of shares; (iii) any shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares or any shares subject to an Award which shares are forfeited to, or repurchased or reacquired by, the Corporation; and (iv) any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price or purchase price for an Award or shares used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Award if, in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

(d) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or an Affiliate, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or an Affiliate affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may be otherwise advisable.

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee (ii) a Director or (iii) an Independent Contractor.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Corporation or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Laws (including, to the extent necessary, the federal securities laws registration provisions and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Option Price: The Option Price shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided that the Option Price of an Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)). Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the Common Stock on the date of grant, if the option price of any such assumed or substituted option was at least equal to 100% of the fair market value of the underlying stock on the original date of grant and if the terms of such assumed or substituted options otherwise comply with Code Section 409A.

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Laws.

(d) Option Period and Limitations on the Right to Exercise Options:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted, shall be stated in the Award Agreement, and shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii) An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The total number of shares that may be acquired upon exercise of an Option shall be rounded down to the nearest whole share. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and Applicable Laws (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant;

(B) By shares of Common Stock withheld upon exercise;

(C) By delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or

(E) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise in accordance with the provisions of the Plan.

(iii) Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee of or in service to the Corporation, and has been an

Employee of or in service to the Corporation continuously since the date the Option was granted, subject to the following:

(A) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled and, if applicable, the Participant’s Termination Date.

(B) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment or service of a Participant is terminated because of Disability or death, the Option may be exercised only to the extent exercisable on the Participant’s Termination Date, except that the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A) accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the one-year period following the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment or service of the Participant is terminated for any reason other than Disability, death or for “Cause,” his Option may be exercised to the extent exercisable on his Termination Date, except that the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A) accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the Participant dies following such termination of employment or service and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment or service of the Participant is terminated for “Cause,” his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E) Notwithstanding the foregoing, unless the Administrator determines otherwise, if a Participant terminates employment for any reason other than death or for Cause but enters into a written agreement to provide services to the Corporation as an Independent Contractor, he shall continue to be treated as an employee of or in service to the Corporation and his Termination Date shall not be treated as occurring until the later of the date he is no longer an Employee of the Corporation or the date he is no longer in service to the Corporation as an Independent Contractor (as determined by the Administrator in its discretion).

(F) Notwithstanding the foregoing, the Administrator may, in its sole discretion (subject to any requirements imposed under Code Section 409A), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), an Option granted to a Participant who was a Director but who was not an Employee at the time of grant may be exercised only to the extent exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, unless the Administrator determines otherwise, (i) if the Participant becomes an Employee of the Corporation or an Affiliate, he shall be subject to the provisions of Section 7(d)(iii) of the Plan; and (ii) if a Director terminates service on the Board but enters into a written agreement to provide services to the Corporation as an Independent Contractor, he shall continue to be treated as in service to the Corporation and his Termination Date shall not be treated as occurring until the later of the date he no longer is in service to the Corporation as a Director or the date he is no longer in service to the Corporation as an Independent Contractor (as determined by the Administrator in its discretion). Further, notwithstanding the foregoing, the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), an Option granted to a Participant who was an Independent Contractor at the time of grant (and who does not thereafter become an Employee, in which case he shall be subject to the provisions of Section 7(d)(iii)) may be exercised only to the extent exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

(g) Nontransferability: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. An Option shall be exercisable during the Participant’s lifetime only by him, by his guardian or legal representative or by a transferee in a transfer permitted by this Section 7(g). The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.	Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The base price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a base price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the base price of any such assumed or substituted SAR was at least equal to 100% of the fair market value of the underlying stock on the original date of grant and if the terms of such assumed or substituted SAR otherwise comply with Code Section 409A.

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option; provided, however, that Related SARs must be granted in accordance with Code Section 409A. The base price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Award Agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii) SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the Participant of the exercise of such SAR.

(iii) Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 6, and has been a Participant continuously since the date the SAR was granted, subject to the provisions of Sections 7(d)(iii), (iv) and (v).

(e) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Notwithstanding the foregoing, the Administrator in its discretion may limit in any manner the amount payable with respect to an SAR. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f) Nontransferability: Unless the Administrator determines otherwise, (i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9.	Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Restricted Awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Retirement, Displacement, Disability, death, or any combination of such conditions. Notwithstanding the foregoing, Restricted Awards that vest based solely on continued service or the passage of time shall be subject to a minimum Restriction Period of one year (except in the case of (i) Restricted Awards assumed or substituted in connection with mergers, acquisitions or other business transactions, (ii) Restricted Awards granted in connection with the retention, recruitment or hiring of a Participant, and/or (iii) Restricted Awards granted pursuant to any incentive compensation or bonus program established by the Corporation). In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ff) and, to the extent applicable, Section 18(d)).

(b) Vesting of Restricted Awards: Subject to the terms of the Plan and Code Section 409A, the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards. The Administrator may (subject to any restrictions imposed under Code Section 409A) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to any Participant.

(c) Forfeiture of Restricted Awards: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a Participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares subject to a Restricted Award which has not yet vested or been earned. If the Administrator so determines, a certificate or certificates for shares of Common Stock subject to a Restricted Award may be issued in the name of the Participant as soon as practicable after the Award has been granted; provided, however, that, notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a Restricted Award and to require the Participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such

Award, until such time as the Restricted Award vests (or is forfeited) and is no longer subject to a substantial risk of forfeiture.

(e) Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.	Performance Awards

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (as determined in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock, a designated dollar value amount of Common Stock or a combination thereof (as determined in the Administrator’s discretion) which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. The Administrator shall determine the Performance Measures to be used in valuing Performance Awards (subject to Section 1(ff) and, to the extent applicable, Section 18(d)).

(b) Earning of Performance Awards: Subject to the terms of the Plan and the requirements of Code Section 409A, the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of Section 10. The Administrator, in its sole and absolute discretion, may (subject to any restrictions imposed under Code Section 409A) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(c) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

(d) Forfeiture of Performance Awards: Unless the Administrator determines otherwise (subject to any restrictions imposed under Code Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Award, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e) Nontransferability: Unless the Administrator determines otherwise, Performance Awards that have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the Award until the Performance Period has expired and until the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11.	Phantom Stock Awards

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value per unit based on the Fair Market Value of a share of Common Stock.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan and the requirements of Code Section 409A, the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c) Forfeiture of Phantom Stock Awards: Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment or service of a Participant shall be terminated for any reason and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. The Administrator may, however, establish a limitation on the amount payable in respect of each share of Phantom Stock. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

(e) Nontransferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative, and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A.

13.	No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate as an Employee, Director or Independent Contractor or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service.

14.	Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Laws; and (ii) except for adjustments made pursuant to Section 5(d), the Option Price for any outstanding Option or base price of any outstanding SAR may not be decreased after the date of grant, nor may any outstanding Option or SAR be surrendered to the Corporation as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR, as the case may be, without shareholder approval of any such action.

(b) Amendment and Termination of Awards: The Administrator may amend, alter and/or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not (except as otherwise provided in Section 14(c) and Section 14(d) herein), without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Unilateral Authority of Administrator to Modify Plan and Awards: Notwithstanding Section 14(a) and Section 14(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the

Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(d) Cash Settlement: Notwithstanding any provision of the Plan, an Award or an Award Agreement to the contrary, the Administrator has the unilateral authority to (subject to any requirements imposed under Code Section 409A) cause any Award (or portion thereof) granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Award.

15.	Restrictions on Awards and Shares

The Corporation may impose such restrictions on Awards, shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan or Award Agreement provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

16.	Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, and except as may be otherwise provided in an Award Agreement or required under Code Section 409A, in the event of a Change of Control:

(i) All Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

(ii) Any restrictions, including but not limited to the Restriction Period, Performance Period, performance criteria and/or vesting conditions applicable to any Restricted Award, Performance Award, Phantom Stock Award and/or Dividend Equivalent Award, shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award.

(b) Notwithstanding the foregoing, in the event that a Change of Control event occurs, the Administrator may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as Awards granted under the Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of Participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 16(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the

Corporation prior to the merger, share exchange, reorganization or other business combination affecting the Corporation or an Affiliate.

17.	Compliance with Code Section 409A

(a) General: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Section 409A of the Code is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Corporation that the Plan and all such Awards shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals pursuant to an Option, an SAR, a Restricted Award or any other Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(b) Specific Terms Applicable to Awards Subject to Code Section 409A: Without limiting the effect of Section 17(a), above, and notwithstanding any other provision in the Plan to the contrary, the following provisions shall, to the extent required under Code Section 409A, apply with respect to Awards deemed to involve the deferral of compensation under Code Section 409A:

(i) Distributions: Distributions may be made with respect to Awards subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation from service; (B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A.

(ii) Specified Employees: With respect to Participants who are “specified employees” (as defined in Code Section 409A), a distribution due to separation from service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A. To the extent that a Participant is subject to this section and a distribution is to be paid in installments, through an annuity, or in some other manner where payment will be periodic, the Participant shall be paid, during the seventh month following separation from service, the aggregate amount of payments he would have received but for the application of this section; all remaining payments shall be made in their ordinary course.

(iii) No Acceleration: Unless permissible under Code Section 409A, acceleration of the time or schedule of any payment under the Plan is prohibited, except that, to the extent permitted by the Administrator and to the extent such exceptions do not violate Code Section 409A, the following accelerations may be permitted in an Award:

(A) As necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B));

(B) As necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2));

(C) To pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101 and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”), including the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source of wages attributable to additional Code Section 3401 wages and taxes;

(D) To pay any portion of an Award that is required to be included in income as a result of a violation of Code Section 409A; and

(E) To pay an Award not greater than $10,000, provided that (X) such payment occurs on or before the later of December 31 of the calendar year in which occurs the Participant’s termination of employment or the 15th day of the third month following the Participant’s termination of employment and (Y) all Awards granted the Participant are (or have previously been) terminated on or before the date of payment.

(iv) Short-Term Deferrals: Except to the extent otherwise required or permitted under Code Section 409A (and unless an individual Award Agreement or other instrument provides otherwise), distributions pursuant to Awards otherwise subject to Code Section 409A must be made no later than the later of (A) the date that is 2-1/2 months from the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; or (B) the date that is 2-1/2 months from the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

(v) Deferral Elections:

(A) In the sole discretion of the Administrator, a Participant may be permitted to make an election as to the time or form of any distribution from an Award, provided that, except as specified in (B) and (C) below, such election is made and becomes irrevocable not later than the close of the taxable year preceding the taxable year in which the services for which the Award is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A. Notwithstanding the foregoing, a Participant may cancel a deferral election upon (X) a hardship distribution pursuant to Code Section 401(k), or (Y) upon application for a distribution under section 17(b)(i)(F) (unforeseeable emergency).

(B) In the case of the first year in which the Participant becomes eligible to participate in the Plan, the election described in (A) may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(C) In the case of any performance-based compensation (as that term is defined in Code Section 409A), where such compensation is based on services performed over a period of at least 12 months, the election described in (A) may be made no later than six months before the end of the period.

(D) In the case of any Award subject to a substantial risk of forfeiture (as defined in Code Section 409A), the election described in (A) may be made within 30 days of the date the Participant first obtains a legally binding right to the Award, provided that the Award requires the Participant to perform at least 12 months of service after such election is made.

(vi) Changes to Elections: To the extent that the Administrator, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (A), (B) or (C) above, the following provisions shall apply:

(A) Such election may not take effect until 12 months after the date on which the election is made;

(B) Where the payment is to be made for reasons other than death, disability or unforeseeable emergency, as those terms are defined in Section 17(b)(i), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C) Any election related to a payment based upon a specified term or pursuant to a fixed schedule, as such terms are defined in Section 17(b)(i), above, may not be made less than 12 months prior to the date of the first scheduled payment hereunder.

Notwithstanding anything else in this Section 17(b)(vi) to the contrary and consistent with Code Section 409A, the Administrator may elect, or may allow the Participant to elect, on or before December 31, 2007, the time or form of payment of amounts subject to Code Section 409A, provided that any such election occurring in 2007 shall apply only to amounts that are not otherwise payable in 2007 and does not cause an amount to be paid in 2007 that would not otherwise be payable in that year.

(vii) Delay of Time of Payment. Notwithstanding Section 17(b)(i), above, the payment of any Award shall be delayed for the following reasons:

(A) Where the Corporation reasonably anticipates that any deduction provided to it by payment of the Award to the Participant will be limited or eliminated by Code Section 162(m); in such a case, payment will be made as of the earlier of when the Administrator reasonably anticipates that the Corporation’s deduction under Code Section 162(m) will not be so limited or the calendar year in which the Participant separates from service;

(B) Where the Corporation reasonably anticipates the payment of the Award will violate a term of a loan arrangement or any other similar contractual provision and the violation will cause material harm to the Corporation; in such a case, payment will be made at the earliest date at which the Administrator reasonably anticipates that payment will not cause such a violation; and

(C) Where the Corporation reasonably anticipates that payment of the Award will violate federal securities laws or other applicable laws; in such a case, payment will be made at the earliest date when the Administrator reasonably anticipates that payment will not cause such a violation.

(viii) Termination of Awards Subject to Code Section 409A. As permitted by the Administrator in its sole discretion, and in accordance with Code Section 409A, the Corporation may terminate an Award that is subject to Code Section 409A and distribute benefits to Participants.

18.	General Provisions

(a) Shareholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Awards, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award or Phantom Stock Award shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) after the Award (or portion thereof) has vested or been earned. In no event will the issuance of certificates pursuant to the exercise of Options, settlement of SARs in shares of Common Stock, vesting of Restricted Awards or vesting of other Awards otherwise exempt from Code Section 409A be delayed in a manner that would cause the Award to be construed to involve the deferral of compensation under Code Section 409A unless such deferral is in compliance with Code Section 409A.

(b) Withholding: The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an Award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(c) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(d) Code Section 162(m) Performance-Based Compensation. To the extent to which Code Section 162(m) is applicable, the Corporation intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(e) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

(f) Governing Law: The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(g) Beneficiary Designation: The Administrator may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(h) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(i) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(k) Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(l) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to the Corporation or an Affiliate that is or becomes due and payable.

(m) Effect of Changes in Status: Notwithstanding the other provisions of the Plan or an Award Agreement, the Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(n) Fractional Shares: Except as otherwise provided in an Award Agreement or by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(o) Shareholder Approval: The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

IN WITNESS WHEREOF, this Charles & Colvard, Ltd. 2007 Stock Incentive Plan, is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, effective the      day of             , 200  .

CHARLES & COLVARD, LTD.

By:
Name:
Title:

ATTEST:

Secretary

[Corporate Seal]

ANNUAL MEETING OF SHAREHOLDERS OF

Charles & Colvard, Ltd.

May 21, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20730300000000000000 9 052107

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. ELECTION OF DIRECTORS:

NOMINEES:

O Frederick A. Russ

O Robert S. Thomas

O Robert A. Leggett

O Laura C. Kendall

O Lisa A. Gavales

O Geraldine L. Sedlar

O Lynn L. Lane

2. PROPOSAL TO APPROVE THE CHARLES & COLVARD, LTD. 2007 STOCK INCENTIVE PLAN.

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED “FOR” THE PROPOSALS DESCRIBED HEREIN IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

By executing this proxy, you hereby ratify and confirm all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledge receipt of the Charles & Colvard, Ltd. Notice of Annual Meeting, Annual Report and Proxy Statement. Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here:

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give

CHARLES & COLVARD, LTD.

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), hereby appoints Robert S. Thomas and James R. Braun as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, no par value, of the Company held of record by the undersigned on March 31, 2007 at the Annual Meeting of the Shareholders of the Company to be held on May 21, 2007 or any adjournment thereof.

(Continued and to be signed on the reverse side.)

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